                                                                   EXHIBIT 10.38

================================================================================

                           LOAN AND SECURITY AGREEMENT

                         WELLS FARGO RETAIL FINANCE, LLC
                                   THE LENDER

                                 GADZOOKS, INC.
                                  THE BORROWER

                                 April 10, 2003

...April 11, 2003..

                                TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS:

ARTICLE 2 - THE REVOLVING CREDIT:

         2-1     ESTABLISHMENT OF REVOLVING CREDIT ..............................................    22
         2-2     ADVANCES IN EXCESS OF BORROWING BASE (OVERLOANS)................................    22
         2-3     RISKS OF VALUE OF COLLATERAL....................................................    22
         2-4     COMMITMENT TO MAKE REVOLVING CREDIT LOANS AND SUPPORT LETTERS OF CREDIT.........    23
         2-5     REVOLVING CREDIT LOAN REQUESTS .................................................    23
         2-6     MAKING OF REVOLVING CREDIT LOANS ...............................................    24
         2-7     THE LOAN ACCOUNT ...............................................................    25
         2-8     THE REVOLVING CREDIT NOTE.......................................................    26
         2-9     PAYMENT OF THE LOAN ACCOUNT.....................................................    26
         2-10    INTEREST ON REVOLVING CREDIT LOANS..............................................    27
         2-11    REVOLVING CREDIT COMMITMENT FEE.................................................    28
         2-12    FACILITY FEE....................................................................    28
         2-13    UNUSED LINE FEE.................................................................    28
         2-14    EARLY TERMINATION FEE...........................................................    28
         2-15    LENDER'S DISCRETION.............................................................    28
         2-16    PROCEDURES FOR ISSUANCE OF L/C'S ...............................................    29
         2-17    FEES FOR L/C'S..................................................................    30
         2-18    CONCERNING L/C'S ...............................................................    31
         2-19    CHANGED CIRCUMSTANCES...........................................................    33

ARTICLE 3 - CONDITIONS PRECEDENT:

         3-1     CORPORATE DUE DILIGENCE.........................................................    33
         3-2     OPINION.........................................................................    34
         3-3     ADDITIONAL DOCUMENTS AND INFORMATION............................................    34
         3-4     OFFICERS' CERTIFICATES..........................................................    34
         3-5     REPRESENTATIONS AND WARRANTIES..................................................    35
         3-6     MINIMUM DAY ONE AVAILABILITY....................................................    35
         3-7     BORROWER NOT INDEFAULT..........................................................    35
         3-8     NO ADVERSE CHANGE...............................................................    35
         3-9     BENEFIT OF CONDITIONS PRECEDENT.................................................    36

ARTICLE 4  - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:

         4-1     PAYMENT AND PERFORMANCE OF LIABILITIES..........................................    36
         4-2     DUE ORGANIZATION. AUTHORIZATION. NO CONFLICTS...................................    36
         4-3     TRADE NAMES.....................................................................    37
         4-4     INFRASTRUCTURE..................................................................    37
         4-5     LOCATIONS.......................................................................    38
         4-6     ENCUMBRANCES....................................................................    39
         4-7     INDEBTEDNESS....................................................................    39
         4-8     INSURANCE.......................................................................    39
         4-9     LICENSES........................................................................    40
         4-10    LEASES..........................................................................    40
         4-11    REQUIREMENTS OF LAW ............................................................    40

...April 11, 2003..

                                      ..i..

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
         4-12    LABOR RELATIONS.................................................................    41
         4-13    MAINTAIN PROPERTIES.............................................................    41
         4-14    TAXES...........................................................................    42
         4-15    NO MARGIN STOCK.................................................................    43
         4-16    ERISA...........................................................................    43
         4-17    HAZARDOUS MATERIALS.............................................................    43
         4-18    LITIGATION......................................................................    44
         4-19    DIVIDENDS INVESTMENTS. CORPORATE ACTION.........................................    44
         4-20    LOANS...........................................................................    44
         4-21    PROTECTION OF ASSETS............................................................    45
         4-22    LINE OF BUSINESS................................................................    45
         4-23    AFFILIATE TRANSACTIONS..........................................................    45
         4-24    FURTHER ASSURANCES..............................................................    45
         4-25    ADEQUACY OF DISCLOSURE..........................................................    46
         4-26    NO RESTRICTIONS ON LIABILITIES..................................................    47
         4-27    OTHER COVENANTS.................................................................    47
         4-28    MAINTAIN RECORDS................................................................    47
         4-29    ACCESS TO RECORDS...............................................................    48
         4-30    IMMEDIATE NOTICE TO LENDER......................................................    48
         4-31    BORROWING BASE CERTIFICATE......................................................    49
         4-32    WEEKLY REPORTS..................................................................    49
         4-33    MONTHLY REPORTS.................................................................    50
         4-34    QUARTERLY REPORTS...............................................................    50
         4-35    ANNUAL REPORTS..................................................................    50
         4-36    OFFICERS' CERTIFICATES..........................................................    51
         4-37    INVENTORIES, APPRAISALS, AND AUDITS ............................................    51
         4-38    ADDITIONAL FINANCIAL INFORMATION................................................    52

ARTICLE 5 - USE OF COLLATERAL:

         5-1     USE OF INVENTORY COLLATERAL.....................................................    53
         5-2     INVENTORY QUALITY...............................................................    53
         5-3     ADJUSTMENTS AND ALLOWANCES......................................................    53
         5-4     VALIDITY OF ACCOUNTS............................................................    54
         5-5     NOTIFICATION TO ACCOUNT DEBTORS  ...............................................    54

ARTICLE 6 - CASH MANAGEMENT. PAYMENT OF LIABILITIES:

         6-1     DEPOSITORY ACCOUNTS ............................................................    54
         6-2     CREDIT CARD RECEIPTS............................................................    55
         6-3     THE CONCENTRATION, RESTRICTED, AND OPERATING ACCOUNTS...........................    55
         6-4     PROCEEDS AND COLLECTIONS........................................................    55
         6-5     PAYMENT OF LIABILITIES..........................................................    56
         6-6     THE OPERATING ACCOUNT...........................................................    57

ARTICLE 7 - GRANT OF SECURITY INTEREST:

         7-1     GRANT OF SECURITY INTEREST......................................................    58
         7-2     EXTENT AND DURATION OF SECURITY INTEREST........................................    59

ARTICLE 8 - LENDER AS BORROWER'S ATTORNEY-IN-FACT:

         8-1     APPOINTMENT AS ATTORNEY-IN-FACT.................................................    59

...April 11, 2003..

                                     ..ii..

         8-2     NO OBLIGATION TO ACT............................................................    60

ARTICLE 9 - EVENTS OF DEFAULT:

         9-1     FAILURE TO PAY THE REVOLVING CREDIT.............................................    60
         9-2     FAILURE TO MAKE OTHER PAYMENTS..................................................    60
         9-3     FAILURE TO PERFORM COVENANT OR LIABILITY(NO GRACE PERIOD).......................    60
         9-4     FAILURE TO PERFORM COVENANT OR LIABILITY (GRACE PERIOD).........................    61
         9-5     MISREPRESENTATION...............................................................    61
         9-6     ACCELERATION OF OTHER DEBT. BREACH OF LEASE.....................................    61
         9-7     DEFAULT UNDER OTHER AGREEMENTS..................................................    61
         9-8     UNINSURED CASUALTY LOSS.........................................................    62
         9-9     ATTACHMENT. JUDGMENT. RESTRAINT OF BUSINESS ....................................    62
         9-10    BUSINESS FAILURE................................................................    62
         9-11    BANKRUPTCY......................................................................    63
         9-12    INDICTMENT - FORFEITURE.........................................................    63
         9-13    CHALLENGE TO LOAN DOCUMENTS.....................................................    63
         9-14    CHANGE IN CONTROL...............................................................    63

ARTICLE 10 -  RIGHTS AND REMEDIES UPON DEFAULT:

         10-1    ACCELERATION....................................................................    64
         10-2    RIGHTS OF ENFORCEMENT...........................................................    64
         10-3    SALE OF COLLATERAL..............................................................    64
         10-4    OCCUPATION OF BUSINESS LOCATION.................................................    65
         10-5    GRANT OF NONEXCLUSIVE LICENSE...................................................    66
         10-6    ASSEMBLY OF COLLATERAL..........................................................    66
         10-7    RIGHTS AND REMEDIES.............................................................    66

ARTICLE 11 - NOTICES:

         11-1    NOTICE ADDRESSES................................................................    66
         11-2    NOTICE GIVEN ...................................................................    67

ARTICLE 12 -  TERM:

         12-1    TERMINATION OF REVOLVING CREDIT.................................................    68
         12-2    ACTIONS ON TERMINATION..........................................................    68

ARTICLE 13 - GENERAL:

         13-1    PROTECTION OF COLLATERAL........................................................    69
         13-2    PUBLICITY.......................................................................    69
         13-3    SUCCESSORS AND ASSIGNS..........................................................    69
         13-4    SEVERABILITY....................................................................    69
         13-5    AMENDMENTS. COURSE OF DEALING...................................................    69
         13-6    POWER OF ATTORNEY...............................................................    70
         13-7    APPLICATION OF PROCEEDS.........................................................    70
         13-8    INCREASED COSTS.................................................................    70
         13-9    COSTS AND EXPENSES OF THE LENDER................................................    71
         13-10   COPIES AND FACSIMILES...........................................................    72
         13-11   MASSACHUSETTS LAW...............................................................    72
         13-12   CONSENT TO JURISDICTION.........................................................    72

...April 11, 2003..

                                    ..iii..

         13-13   INDEMNIFICATION.................................................................    73
         13-14   RULES OF CONSTRUCTION...........................................................    73
         13-15   INTENT..........................................................................    75
         13-16   PARTICIPATIONS:.................................................................    75
         13-17   RIGHT OF SET-OFF................................................................    76
         13-18   PLEDGES TO FEDERAL RESERVE BANKS: ..............................................    76
         13-19   MAXIMUM INTEREST RATE...........................................................    76
         13-20   WAIVERS.........................................................................    77

...April 11, 2003..

                                     ..iv..

                                    EXHIBITS

         2(i)      :   Revolving Credit Note
         4(b)      :   Affiliates
         4(c)      :   Trade Names
         4(g)      :   Indebtedness
         4(j)      :   Capital Leases
         4(n)      :   Taxes
         4(r)      :   Litigation
         4(ff)     :   Borrowing Base Certificate
         4(nn)(a)  :   Monthly Financial Reporting Requirements
         4(nn)(b)  :   Business Plan

...April 11, 2003..

                                     ..v..

LOAN AND SECURITY AGREEMENT                      WELLS FARGO RETAIL FINANCE, LLC
                                                                      THE LENDER

                                                                  April 10, 2003

         THIS AGREEMENT is made between

                  Wells Fargo Retail Finance, LLC (the "LENDER"), a Delaware limited liability company with offices at One Boston Place - 18th Floor, Boston, Massachusetts 02108,

                  and

                  Gadzooks, Inc. ( the " BORROWER"), a Texas corporation with its principal executive offices at 4121 International Parkway, Carrollton, Texas 75007

in consideration of the mutual covenants contained herein and benefits to be derived herefrom,

                                   WITNESSETH:

ARTICLE 1 - DEFINITIONS:

         As used herein, the following terms have the following meanings or are defined in the section of this Agreement so indicated:

         "ACCOUNT DEBTOR":    Has the meaning given that term in the UCC.

         "ACCOUNTS" and "ACCOUNTS RECEIVABLE" include, without limitation, "accounts" as defined in the UCC, and also all: accounts, accounts receivable, receivables, and rights to payment (whether or not earned by performance) arising out of: property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of; services rendered or to be rendered; a policy of insurance issued or to be issued; a secondary obligation incurred or to be incurred; energy provided or to be provided; the use or hire of a vessel; arising out of the use of a credit or charge card or information contained on or used with that card; winnings in a lottery or other game of chance; and also all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

...April 11, 2003..

                                     ..1..

         "ACH":            Automated clearing house.

         "AFFILIATE":      The following:

                  (a) With respect to any two Persons, a relationship in which (i) one holds, directly or indirectly, not less than Twenty Five Percent (25%) of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or (ii) one has, directly or indirectly, the right, under ordinary circumstances, to vote for the election of a majority of the directors (or other body or Person who has those powers customarily vested in a board of directors of a corporation); or (iii) not less than Twenty Five Percent (25%) of their respective ownership is directly or indirectly held by the same third Person.

                  (b) Any Person which: is a parent, brother-sister, subsidiary, or affiliate, of the Borrower; could have such enterprise's tax returns or financial statements consolidated with the Borrower's; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which the Borrower is a member; or controls or is controlled by the Borrower.

         "APPLICABLE LAW": As to any Person: (i) All statutes, rules, regulations, orders, or other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.

         "APPRAISED INVENTORY LIQUIDATION VALUE": The product of (a) the Cost of Eligible Inventory (net of Inventory Reserves) multiplied by (b) that percentage, determined from the then most recent appraisal of the Borrower's Inventory undertaken at the request of the Lender, to reflect the appraiser's reasonable estimate of the net recovery on the Borrower's Inventory in the event of an in-store liquidation of that Inventory.

         "APPRAISED INVENTORY PERCENTAGE": 85%.

...April 11, 2003..

                                     ..2..

         "AVAILABILITY":            The result of the following:
                  (i)      The lesser of
                           (A)      The Revolving Credit Ceiling

                                                            or

                           (B)      The Borrowing Base

                  Minus

                  (ii)     The aggregate unpaid balance of the Loan Account.

                  Minus

                  (iii) The aggregate undrawn Stated Amount of all then outstanding L/C's.

                  Minus

                  (iv) The aggregate of the Availability Reserves.

         "AVAILABILITY RESERVES":   Such reserves as the Lender from time to
                  time reasonably determines in the Lender's discretion as being appropriate to reflect the impediments to the Lender's ability to realize upon the Collateral, without duplication of factors considered in determining Inventory Reserves. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following (so long as such factors are not included in clause
                  (b) of the definition of "Excess Availability"):

                  (i) Rent (but only if a landlord's waiver, reasonably acceptable to the Lender, has not been received by the Lender).

                  (ii) Customer Credit Liabilities, initially established at fifty percent (50%) of the outstanding amount thereof.

                  (iii) Taxes and other governmental charges, including, ad valorem, personal property, and other taxes which might have priority over the Collateral Interests of the Lender in the Collateral.

                  (iv)     Bank Product Reserves.

                  (v) Permanent Availability Block at all times in the amount of $3,000,000.00, to be reduced dollar-for-dollar by the amount by which the Borrowing Base exceeds $33,000,000.00, but in no event less than $1.00.

         ""BANK PRODUCT AGREEMENTS" means those certain cash management service agreements entered into from time to time by the Borrower in connection with any of the Bank Products.

         ""BANK PRODUCT OBLIGATIONS" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Borrower to the Lender, Wells Fargo

...April 11, 2003..

                                     ..3..

                  Bank, N. A., or any of their Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that the Borrower is obligated to reimburse to the Lender as a result of the Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to the Borrower pursuant to the Bank Product Agreements.

         "BANK PRODUCTS" means any service or facility extended to the Borrower by Wells Fargo Bank, N. A. or any of its Affiliates: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) hedge agreements.

         ""BANK PRODUCT RESERVES" means, as of any date of determination, the amount of reserves that the Lender has established (based upon Wells Fargo Bank, N. A.'s or its Affiliate's reasonable determination of the credit exposure in respect of then extant Bank Products) for Bank Products then provided or outstanding.

         "BANKRUPTCY CODE": Title 11, of the United States Code, as amended from time to time.

         "BASE MARGIN LOAN ":    Each Revolving Credit Loan while bearing
                  interest at the Base Margin Rate.

         "BASE MARGIN RATE ":    Means the following percentage based upon the
                  corresponding criteria:

            Line Utilization                    Base Margin
-----------------------------------------------------------
Level I - - Up to $5,000,000.00                   (0.25%)
-----------------------------------------------------------
Level II - - Greater than $5,000,000.00,
but less than $10,000,000.00                       0.00%
-----------------------------------------------------------
Level III - - Greater than $10,000,000.00          0.50%
-----------------------------------------------------------

                  The Base Margin shall initially be established at Level II until September 30, 2003. Thereafter, the Base Margin shall be adjusted monthly on the first day of each calendar month, commencing with October 1, 2003, based upon the average line utilization during the prior month. Upon the occurrence and during the continuance

...April 11, 2003..

                                     ..4..

                  of an Event of Default, the Base Margin may, at the option of the Lender, be immediately increased to the percentage set forth in Level III (even if the line utilization requirement for another Level has been met) and interest shall be determined in the manner set forth in Section 2-10, below.

         "BLOCKED ACCOUNT":   Any DDA into which the contents of any other DDA
                  is transferred.

         "BLOCKED ACCOUNT AGREEMENT":   An Agreement, in form satisfactory to
                  the Lender, which Agreement recognizes the Lender's Collateral Interest in the contents of the DDA which is the subject of such Agreement and agrees that such contents shall be transferred only to the Concentration Account or as otherwise instructed by the Lender.

         "BORROWER":   Is defined in the Preamble.

         "BORROWING BASE":   The aggregate of the following:
                  The face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate.

                           Plus

                  The Appraised Inventory Percentage of the Appraised Inventory Liquidation Value.

         "BORROWING BASE CERTIFICATE":   Is defined in Section 4-31.

         "BUSINESS DAY":   Any day other than (a) a Saturday or Sunday; (b) any
                  day on which banks in Boston, Massachusetts generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the principal office of the Lender is not open to the general public to conduct business.

         "BUSINESS PLAN ":   The Borrower's business plan annexed hereto as
                  EXHIBIT 4-40(b) and any revision, amendment, or update of such business plan prepared in a manner and bearing assumptions, extensions, and projections reasonably consistent with the business plan in effect at the execution of this Agreement, and as to which the Lender has provided its written approval, not to be unreasonably withheld.

...April 11, 2003..

                                     ..5..

         "CAPITAL EXPENDITURES":   The expenditure of funds or the incurrence of
                  liabilities which may be capitalized in accordance with GAAP.

         "CAPITAL LEASE": Any lease which may be capitalized in accordance with GAAP.

         "CASH CONCENTRATION TRIGGER EVENT":   The occurrence of either of the
                  following:

                  (a) Any Event of Default; or

                  (b) Any Excess Availability Threshold Breach.

         "CHANGE IN CONTROL ":    The occurrence of any of the following:

                  (a) The acquisition, by any group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) or by any Person other than Permitted Holders, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of 50% or more of the issued and outstanding capital stock of the Borrower having the right, under ordinary circumstances, to vote for the election of directors of the Borrower.

                  (b) During any period of two consecutive years, individuals who at the beginning of such period were directors of the Borrower (the "Board of Directors") (together with (A) any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of the majority of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved and (B) any representative of a Permitted Holder) cease for any reason to constitute a majority of the Board of Directors then in office.

         "CHATTEL PAPER":   Has the meaning given that term in the UCC.

         "COLLATERAL":   Is defined in Section 7-1.

         "COLLATERAL INTEREST ":    Any interest in property to secure an
                  obligation, including, without limitation, a security interest, mortgage, and deed of trust.

         "CONCENTRATION ACCOUNT":   Is defined in Section 6-3.

         "COST":   The lower of (a) or (b), where:

...April 11, 2003..

                                     ..6..

                  (a) is the calculated cost of purchases, based upon the Borrower's accounting practices, known to the Lender, which practices are in effect on the date on which this Agreement was executed, or as subsequently agreed in a document signed by both the Borrower and the Lender, as such calculated cost is determined from: invoices received by the Borrower; the Borrower's purchase journal; or the Borrower's stock ledger.

                  (b) is the cost equivalent of the lowest ticketed or promoted price at which the subject Inventory is offered to the public, after all mark-downs (whether or not such price is then reflected on the Borrower's accounting system), which cost equivalent is determined in accordance with the cost method of accounting, reflecting the Borrower's historic business practices.

                  ("Cost" does not include inventory capitalization costs or other non-purchase price charges (such as freight) used in the Borrower's calculation of cost of goods sold).

         "COSTS OF COLLECTION":   Includes, without limitation, all attorneys'
                  reasonable fees and reasonable out-of-pocket expenses incurred by the Lender's attorneys, and all reasonable out-of-pocket costs incurred by the Lender in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of the Lender, where such costs and expenses are directly or indirectly related to or in respect of the
                  Lender's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Lender's Rights and Remedies and/or any of the rights and remedies of the Lender against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). The Costs of Collection are Liabilities, and at the Lender's option may bear interest at the then effective Base Margin Rate.

         "CREDIT CARD ADVANCE RATE":     85%

         "CUSTOMER CREDIT LIABILITY":    Gift certificates, customer deposits,
                  merchandise credits, layaway obligations, frequent shopping programs, and similar liabilities of the Borrower to its retail customers and prospective customers.

...April 11, 2003..

                                     ..7..

         "DDA":      Any checking or other demand daily depository account
                  maintained by the Borrower other than any Exempt DDA.

         "DEPOSIT ACCOUNT": Has the meaning given that term in the UCC and also includes all demand, time, savings, passbook, or similar accounts maintained with a bank.

         "DOCUMENTS":   Has the meaning given that term in the UCC.

         "DOCUMENTS OF TITLE":   Has the meaning given that term in the UCC.

         "ELIGIBLE CREDIT CARD RECEIVABLES":   Under 5 business day accounts due
                  on a non-recourse basis from major credit card processors (which, if due on account of a private label credit card program, are deemed in the discretion of the Lender to be eligible).

         "ELIGIBLE INVENTORY": Such of the Borrower's Inventory, at such locations, and of such types, character, qualities and quantities, as the Lender in its discretion from time to time reasonably determines to be acceptable for borrowing, as to which Inventory, the Lender has a perfected security interest which is prior and superior to all security interests, claims, and Encumbrances (other than Permitted Encumbrances), and excluding such of the Borrower's Inventory as is shown on the Borrowing Base Certificate as being ineligible due to its condition as damaged, defective, or other such demonstrably identifiable condition.

         "EMPLOYEE BENEFIT PLAN":   As defined in ERISA.

         "ENCUMBRANCE":    A Collateral Interest or agreement to create or grant
                  a Collateral Interest; the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

...April 11, 2003..

                                     ..8..

         "END DATE":   The date upon which all of the following conditions are
                  met: (a) all payment Liabilities described in 12-2(a) have been paid in full and (b) all obligations of the Lender to make loans and advances and to provide other financial accommodations to the Borrower hereunder shall have been irrevocably terminated and (c) those arrangements concerning L/C's which are described in Section 12-2(b) have been made.

         "ENVIRONMENTAL LAWS":   All of the following:

                  (a) Applicable Law which regulates or relates to, or imposes any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as are now or hereafter in effect.

                  (b) The common law relating to damage to Persons or property from Hazardous Materials.

         "EQUIPMENT":    Includes, without limitation, "equipment" as defined in
                  the UCC, and also all furniture, store fixtures, motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of the Borrower's business, and any and all accessions or additions thereto, and substitutions therefor.

         "ERISA":   The Employee Retirement Income Security Act of 1974, as
                  amended.

         "ERISA AFFILIATE":   Any Person which is under common control with
                  the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

         "EVENTS OF DEFAULT":   Is defined in Article 9.

         "EXCESS AVAILABILITY":   The result of (a) Availability minus (b) all
                  then past due obligations of the Borrower, including held checks, accounts payable which are beyond customary trade terms extended to the Borrower, and rent obligations of the Borrower which are beyond applicable grace periods (except as permitted in Section 4-30(a)(iii)).

...April 11, 2003..

                                     ..9..

         "EXCESS AVAILABILITY THRESHOLD BREACH":    Circumstances under which
                  the result of the following does not equal or exceed (i) $7.5 Million for ten (10) or more consecutive days, or (ii) $5 Million at any time: (a) Excess Availability, plus (b) the Borrowers' then cash on hand, plus (c) the Borrowers' then cash equivalents.

         "EXECUTIVE OFFICER":    Each of James A. Motley, Paula Masters, and
                  Gerald Szczepanski, and any other Person who (without regard to title) is the successor to any of the foregoing or who exercises a substantial portion of the authority being exercised, at the execution of this Agreement, by any of the foregoing or a combination of such authority of more than one of the foregoing or who otherwise has Control of the Borrower.

         "EXEMPT DDA":    A depository account maintained by the Borrower, the
                  only contents of which may be transfers from the Operating Account and actually used solely (i) for petty cash purposes; or (ii) for payroll.

         "FACILITY FEE":   Is defined in Section 2-12.

         "FARM PRODUCTS":  Has the meaning given that term in the UCC.

         "FEE LETTER":     Is defined in Section 2-11.

         "FISCAL":   When followed by "month" or "quarter", the relevant fiscal period based on the Borrower's fiscal year and accounting conventions (e.g. reference to "Fiscal 2003" is to the fiscal month of the Borrower's's fiscal year commencing in 2003). When followed by reference to a specific year, the fiscal year which begins in a month of the year to which reference is being made (e.g. if the Borrower's fiscal year ends in January 2003 reference to that year would be to the Borrower's "Fiscal 2002").

         "FIXTURES":   Has the meaning given that term in the UCC.

         "GENERAL INTANGIBLES":   Includes, without limitation, "general
                  intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to the Borrower; credit memoranda in favor of the Borrower; warranty claims;

...April 11, 2003..

                                     ..10..

                  tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of the Borrower to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all goodwill relating thereto; applications for registration of the foregoing; and all other general intangible property of the Borrower in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by the Borrower or credit extended or services performed, by the Borrower, whether intended for an individual customer or the general business of the Borrower, or used or useful in connection with research by the Borrower.

         "GOODS":   Has the meaning given that term in the UCC, and also
                  includes all things movable when a security interest therein attaches and also all computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the goods in such manner that it customarily is considered part of the goods or (ii) by becoming the owner of the goods, a Person acquires a right to use the program in connection with the goods.

...April 11, 2003..

                                     ..11..

         "HAZARDOUS MATERIALS":   Any substance which is defined or regulated as
                  a hazardous material in or under any Environmental Law.

         "INDEBTEDNESS":   All indebtedness and obligations of or assumed by any
                  Person on account of or in respect to any of the following:

                  (a) In respect of money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money.

                  (b) In connection with any letter of credit or acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated).

                  (c) In connection with the sale or discount of accounts receivable or chattel paper of such Person.

                  (d)      On account of deposits or advances.

                  (e)      As lessee under Capital Leases.

                  (f) In connection with any sale and leaseback transaction.

                           "Indebtedness" also includes:

                           (x) Indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person.

                           (y) Any guaranty, endorsement, suretyship or other undertaking pursuant to which that Person may be liable on account of any obligation of any third party.

                           (z) The Indebtedness of a partnership or joint venture for which such Person is liable as a general partner or joint venturer.

         "INDEFAULT":    Any occurrence, circumstance, or state of facts with
                  respect to the Borrower which is an Event of Default.

         "INDEMNIFIED PERSON":   Is defined in Section 13-13.

         "INSTRUMENTS":   Has the meaning given that term in the UCC.

...April 11, 2003..

                                     ..12..

         "INTEREST PAYMENT DATE":   With reference to:

                  Each Libor Loan: The last day of the Interest Period relating thereto (and on the last day of month three for any such loan which has a six month Interest Period); the Termination Date; and the End Date.

                  Each Base Margin Loan: The first day of each month; the Termination Date; and the End Date.

         "INTEREST PERIOD":    The following:

                  (a) With respect to each Libor Loan: Subject to Subsection (c), below, the period commencing on the date of the making or continuation of, or conversion to, the subject Libor Loan and ending one, two, three, or six months thereafter, as the Borrower may elect by notice (pursuant to Section 2-5) to the Lender

                  (b) With respect to each Base Margin Loan: Subject to Subsection (c), below, the period commencing on the date of the making or continuation of or conversion to such Base Margin Loan and ending on that date (i) as of which the subject Base Margin Loan is converted to a Libor Loan, as the Borrower may elect by notice (pursuant to Section 2-5) to the Lender, or (ii) on which the subject Base Margin Loan is paid by the Borrower.

                  (c) The setting of Interest Periods is in all instances subject to the following:

                           (i) Any Interest Period for a Base Margin Loan which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day.

                           (ii) Any Interest Period for a Libor Loan which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event such Interest Period shall end on the last Business Day of the month during which the Interest Period ends.

                           (iii) Subject to Subsection (iv), below, any Interest Period applicable to a Libor Loan, which Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period ends, shall end on the last Business Day of the month during which that Interest Period ends.

                           (iv) Any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

...April 11, 2003..

                                     ..13..

                           (v) The number of Interest Periods in effect at any one time is subject to Section 2-10(e) hereof.

         "INVENTORY":   Includes, without limitation, "inventory" as defined in
                  the UCC and also all: (a) Goods which are leased by a Person as lessor; are held by a Person for sale or lease or to be furnished under a contract of service; are furnished by a Person under a contract of service; or consist of raw materials, work in process, or materials used or consumed in a business; (b) Goods of said description in transit; (c) Goods of said description which are returned, repossessed and rejected; (d) packaging, advertising, and shipping materials related to any of the foregoing; (e) all names, marks, and General Intangibles affixed or to be affixed or associated thereto; and (f) Documents and Documents of Title which represent any of the foregoing.

         "INVENTORY RESERVES":   Such Reserves as reasonably may be established
                  from time to time by the Lender in the Lender's discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory, or which reflect such other identifiable factors as affect the market value of the Eligible Inventory, such as those reserves set forth on the Borrowing Base Certificate. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following (without duplication):

                  (i)      Seasonality.

                  (ii)     Shrinkage.

                  (iii)    Imbalance.

                  (iv)     Change in Inventory character.

                  (v)      Change in Inventory composition.

                  (vi)     Change in Inventory mix.

                  (vii)    Markdowns (both permanent and point of sale).

                  (vii) Retail markons and markups inconsistent with prior period practice and performance; industry standards; current business plans; or advertising calendar and planned advertising events.

         "INVESTMENT PROPERTY":   Has the meaning given that term in the UCC.

         "ISSUER":   The issuer of any L/C.

...April 11, 2003..

                                     ..14..

         "L/C":      Any letter of credit, the issuance of which is procured by the Lender for the account of the Borrower and any acceptance made on account of such letter of credit.

         "L/C LANDING COSTS":    To the extent not included in the Stated Amount
                  of an L/C, customs, duty, freight, and other out-of-pocket costs and expenses which will be expended to "land" the Inventory, the purchase of which is supported by such L/C.

         "LEASE":    Any lease or other agreement, no matter how styled or
                  structured, pursuant to which the Borrower is entitled to the use or occupancy of any space.

         "LEASEHOLD INTEREST":   Any interest of the Borrower as lessee under
                  any Lease.

         "LENDER":   Is defined in the Preamble to this Agreement.

         "LENDER'S RIGHTS AND REMEDIES":  Is defined in Section 10-7.

         "LETTER-OF-CREDIT RIGHT":   Has the meaning given that term in UCC and
                  also refers to any right to payment or performance under an L/C, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

         "LIABILITIES":   Includes, without limitation or duplication,
                  the following:

                           (a) All and each of the following, whether now existing or hereafter arising under this Agreement or under any of the other Loan Documents:

                  (i) Any and all direct and indirect liabilities, debts, and obligations of the Borrower to the Lender, each of every kind, nature, and description.

                  (ii) Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by the Borrower to the Lender (including all future advances whether or not made pursuant to a commitment by the Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Lender may hold against the Borrower.

                  (iii)    All Bank Product Obligations.

                  (iv) All notes and other obligations of the Borrower now or hereafter assigned to or held by the Lender, each of every kind, nature, and description.

...April 11, 2003..

                                     ..15..

                  (v) All interest, fees, and charges and other amounts which may be charged by the Lender to the Borrower and/or which may be due from the Borrower to the Lender from time to time.

                  (vi) All costs and expenses incurred or paid by the Lender in respect of any agreement between the Borrower and the Lender or instrument furnished by the Borrower to the Lender (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses).

                  (vii) Any and all covenants of the Borrower to or with the Lender and any and all obligations of the Borrower to act or to refrain from acting in accordance with any agreement between the Borrower and the Lender or instrument furnished by the Borrower to the Lender.

                  (viii) Each of the foregoing as if each reference to the "Lender" were to each Affiliate of the Lender.

                           (b) Any and all direct or indirect liabilities, debts, and obligations of the Borrower to or any Affiliate of the Borrower, each of every kind, nature, and description owing on account of any service or accommodation provided to, or for the account of the Borrower pursuant to this or any other Loan Document, including cash management services and the issuances of L/C's.

         "LIBOR BUSINESS DAY":   Any day which is both a Business Day and a day
                  on which the principal interbank market for Libor deposits in London in which Wells Fargo Bank, N.A. participates is open for dealings in United States Dollar deposits.

         "LIBOR LOAN":   Any Revolving Credit Loan which bears interest at a
                  Libor Rate.

         "LIBOR MARGIN":   Means the following percentage based upon the
                  corresponding criteria:

             Line Utilization                 LIBOR Margin
----------------------------------------------------------
Level I - - Up to $5,000,000.00                  1.25%
----------------------------------------------------------
Level II - - Greater than $5,000,000.00,
but less than $10,000,000.00                     1.50%
----------------------------------------------------------
Level III - - Greater than $10,000,000.00        2.00%
----------------------------------------------------------

                  The Libor Margin shall initially be established at Level II until September 30, 2003. Thereafter, the Libor Margin shall be adjusted monthly on the first day of each

...April 11, 2003..

                                     ..16..

                  calendar month, commencing with October 1, 2003, based upon the average line utilization during the prior month. Upon the occurrence and during the continuance of an Event of Default, the Libor Margin may, at the option of the Lender, be immediately increased to the percentage set forth in Level III (even if the line utilization requirement for another Level have been met) and interest shall be determined in the manner set forth in Section 2-10, below.

         "LIBOR OFFER RATE ":       That rate of interest (rounded upwards, if
                  necessary, to the next 1/100 of 1%) determined by the Lender to be the highest prevailing rate per annum at which deposits on U.S. Dollars are offered to Wells Fargo Bank, N.A., by first-class banks in the London interbank market in which Wells Fargo Bank, N.A. participates at or about 10:00AM (Boston Time) Two (2) Libor Business Days before the first day of the Interest Period for the subject Libor Loan, for a deposit approximately in the amount of the subject loan for a period of time approximately equal to such Interest Period.

         "LIBOR RATE":              That per annum rate which is the aggregate
                  of the Libor Offer Rate plus the Libor Margin except that, in the event that the Lender reasonably determines that the Lender is subject to the Reserve Percentage, the "Libor Rate" shall mean, with respect to any Libor Loans then outstanding (from the date on which that Reserve Percentage first became applicable to such loans), and with respect to all Libor Loans thereafter made, an interest rate per annum equal the sum of
                  (a) plus (b), where:

                                    (a)      is the decimal equivalent of the
                                             following fraction:

                                                Libor Offer Rate

                                          1 minus Reserve Percentage

                                    (b)      is the applicable Libor Margin.

         "LOAN ACCOUNT":            Is defined in Section 2-7.

         "LOAN DOCUMENTS ":         This Agreement and each other instrument or
                  document from time to time executed and/or delivered in connection with the arrangements contemplated hereby or in connection with any transaction contemplated herein, including any Bank Product Agreements, as each may be amended from time to time.

...April 11, 2003..

                                     ..17..

         "MATERIAL ACCOUNTING CHANGE":   Any change in GAAP applicable to
                  accounting periods subsequent to the Borrower's fiscal year most recently completed prior to the execution of this Agreement, which change has a material effect on the Borrower's financial condition or operating results, as reflected on financial statements and reports prepared by or for the Borrower, when compared with such condition or results as if such change had not taken place or where preparation of the Borrower's statements and reports in compliance with such change results in the breach of a financial performance covenant imposed pursuant to Section 4-40 where such a breach would not have occurred if such change had not taken place or visa versa.

         "MATURITY DATE":   April 31, 2006.

         "OPERATING ACCOUNT ":   Is defined in Section 6-3.

         "OVERLOAN":   A loan, advance, or providing of credit support (such as
                  the issuance of any L/C) to the extent that, immediately after its having been made, Availability is less than zero.

         "PARTICIPANT":   Is defined in Section 13-16, hereof.

         "PAYMENT INTANGIBLE ":   As defined in the UCC and also any general
                  intangible under which the Account Debtor's primary obligation is a monetary obligation.

         "PERMITTED ENCUMBRANCES":   the following:

                           Encumbrances in favor of the Lender.

                           Those Encumbrances (if any) listed on EXHIBIT 4-6,
                  annexed hereto.

                           Purchase money security interests in Equipment to
                  secure Indebtedness otherwise permitted hereby.

                           Encumbrances for taxes, assessments and governmental
                  charges or levies to the extent not required to be paid.

                           Encumbrances imposed by law or incurred pursuant to
                  ordinary course of business contracts, such as landlords', materialmen's, mechanics', carriers', workmen's and repairmen's liens and other such similar liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than

...April 11, 2003..

                                     ..18..

                  45 days or which are being contested in good faith and by appropriate proceedings and as to which appropriate reserves are being maintained in accordance with GAAP.

                           Pledges or deposits to secure obligations under
                  worker's compensation laws or similar legislation or to secure public or statutory obligations or other insurance related obligations (including, without limitation, pledges or deposits or other Encumbrances securing liability to insurance carriers under insurance or self-insurance arrangements.

                           Zoning restrictions, easements, rights of way and
                  other encumbrances on title to real property none of which, either individually or in the aggregate, would reasonably be expected to have a material adverse effect.

                           Encumbrances of landlords or of mortgages of
                  landlords arising by operation of law or pursuant to the terms of real property leases.

                           Encumbrances to secure the performance of bids,
                  tenders, trade contracts (other than for borrowed money), obligations for utilities, leases, statutory obligations, surety and appeal bonds, performance bonds, judgment and like bonds, replevin and similar bonds and other obligations of a like nature incurred in the ordinary course of business.

                           Licenses, sublicenses, leases and subleases granted
                  to third parties in the ordinary course of business.

                           Encumbrances arising from precautionary UCC financing
                  statements regarding leases.

                           Encumbrances arising out of consignment or similar
                  arrangements for the sale of good entered into in the ordinary course of business.

         "PERMITTED INDEBTEDNESS":   The following:

                           Any Indebtedness on account of the Revolving Credit.

                           The Indebtedness (if any) listed on EXHIBIT 4-7,
                  annexed hereto.

                           Indebtedness on account of Equipment acquired in
                  compliance with the requirements of Section 4-6(c), the incurrence of which would not otherwise be prohibited by this Agreement.

                           Indebtedness not to exceed $1,000,000.00 in the
                  aggregate at any one time.

                           Indebtedness constituting ordinary trade indebtedness
                  incurred in the normal course of the Borrower's business.

...April 11, 2003..

                                     ..19..

         "PERSON":    Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

         "PROCEEDS": Includes, without limitation, "Proceeds" as defined in the UCC and each type of property described in Section 7-1 hereof.

         "RECEIPTS": All cash, cash equivalents, money, checks, credit card slips, receipts and other Proceeds from any sale of the Collateral.

         "RECEIVABLES COLLATERAL":   That portion of the Collateral which
                  consists of Accounts, Accounts Receivable, General Intangibles, Chattel Paper, Instruments, Documents of Title, Documents, Investment Property, Payment Intangibles, Letter-of-Credit Rights, bankers' acceptances, and all other rights to payment.

         "REQUIREMENTS OF LAW":   As to any Person:

                  (a)      Applicable Law.

                  (b)      That Person's organizational documents.

                  (c) That Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

         "RESERVE PERCENTAGE":   The decimal equivalent of that rate applicable
                  to the Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement of the Lender with respect to "Eurocurrency liabilities" as defined in such regulations. The Reserve Percentage applicable to a particular Eurodollar Loan shall be based upon that in effect during the subject Interest Period, with changes in the Reserve Percentage which take effect during such Interest Period to take effect (and to consequently change any interest rate determined with reference to the Reserve Percentage) if and when such change is applicable to such loans.

         "RESERVES":   The following: Availability Reserves and Inventory
                  Reserves.

         "REVOLVING CREDIT": Is defined in Section 2-1.

         "REVOLVING CREDIT CEILING":    $30,000,000.00.

...April 11, 2003..

                                     ..20..

         "REVOLVING CREDIT COMMITMENT FEE":   Is defined in Section 2-11.

         "REVOLVING CREDIT EARLY TERMINATION FEE ":   Is defined in Section
                  2-14.

         "REVOLVING CREDIT LOANS":   Loans made under the Revolving Credit,
                  except that where the term "Revolving Credit Loan" is used with reference to available interest rates applicable to the loans under the Revolving Credit, it refers to so much of the unpaid principal balance of the Loan Account as bears the same rate of interest for the same Interest Period. (See Section 2-10(d)).

         "REVOLVING CREDIT NOTE ":   Is defined in Section 2-8.

         "STATED AMOUNT":   The maximum amount for which an L/C may be honored.

         "SUPPORTING OBLIGATION ":   Has the meaning given that term in the UCC
                  and also refers to a Letter-of-Credit Right or secondary obligation which supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or Investment Property.

         "TERMINATION DATE":   The earliest of (a) the Maturity Date; or (b) the
                  occurrence of any event described in Section 9-11, below; or
                  (c) the Lender's notice to the Borrower setting the Termination Date on account of the occurrence of any Event of Default other than as described in Section 9-11, below; or (d) that date, forty-five (45) days written notice of which is provided by the Borrower to the Lender (unless revoked by the Borrower in writing prior to the date set forth as the Termination Date).

         "UCC":      The Uniform Commercial Code as in effect from time to time in Massachusetts.

         "UNUSED LINE FEE":   Is defined in Section 2-13.

...April 11, 2003..

                                     ..21..

ARTICLE 2 - THE REVOLVING CREDIT:

         2-1      ESTABLISHMENT OF REVOLVING CREDIT

                  (a) The Lender hereby establishes a revolving line of credit (the "REVOLVING CREDIT") in the Borrower's favor pursuant to which the Lender, subject to, and in accordance with, this Agreement, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrower as provided herein.

                  (b) Loans, advances, and financial accommodations under the Revolving Credit shall be made with reference to the Borrowing Base and shall be subject to Availability. The Borrowing Base and Availability shall be determined by the Lender by reference to Borrowing Base Certificates furnished as provided in Section 4-31, below, and shall be subject to the following:

                           (i) Such determination shall take into account such Reserves as the Lender reasonably may determine as being applicable thereto.

                           (ii) The Cost of Eligible Inventory will be determined in a manner consistent with current tracking practices, based on the Borrower's stock ledger inventory.

                  (c) The proceeds of borrowings under the Revolving Credit shall be used solely in accordance with the Business Plan for the Borrower's working capital and Capital Expenditures, all solely to the extent permitted by this Agreement. No proceeds of a borrowing under the Revolving Credit may be used, nor shall any be requested, with a view towards the accumulation of any general fund or funded reserve of the Borrower other than in the ordinary course of the Borrower's business and consistent with the provisions of this Agreement.

         2-2      ADVANCES IN EXCESS OF BORROWING BASE (OVERLOANS).

                  (a) The Lender does not have any obligation to the Borrower to make any loan or advance, or otherwise to provide any credit to or for the benefit of the Borrower where the result of such loan, advance, or credit is an OverLoan.

                  (b) The Lender's providing of an OverLoan on any one occasion does not affect the obligations of the Borrower hereunder (including the Borrower's obligation to immediately repay any amount which otherwise constitutes an OverLoan) nor obligate the Lender to do so on any other occasion.

         2-3      RISKS OF VALUE OF COLLATERAL. The Lender's reference to a
given asset in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit and/or the monitoring of compliance with the provisions hereof shall not be deemed a determination by the Lender relative to the actual value of the asset in question. All risks concerning the value of the Collateral are and remain upon the

...April 11, 2003..

                                     ..22..

Borrower. All Collateral secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Lender in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit.

         2-4      COMMITMENT TO MAKE REVOLVING CREDIT LOANS AND SUPPORT LETTERS
OF CREDIT.        Subject to the provisions of this Agreement, the Lender shall make a loan or advance under the Revolving Credit and shall endeavor to have an L/C issued for the account of the Borrower, in each instance if duly and timely requested by the Borrower as provided herein provided that:

                  (a) No OverLoan is then outstanding and none will result therefrom.

                  (b) The Borrower is not then InDefault and will not thereby become InDefault.

         2-5      REVOLVING CREDIT LOAN REQUESTS.

                  (a) Requests for loans and advances under the Revolving Credit or for the continuance or conversion of an interest rate applicable to a Revolving Credit Loan may be requested by the Borrower in such manner as may from time to time be acceptable to the Lender.

                  (b) Subject to the provisions of this Agreement, the Borrower may request a Revolving Credit Loan and elect an interest rate and Interest Period to be applicable to that Revolving Credit Loan by giving notice to the Lender by no later than the following:

                           (i) If such Revolving Credit Loan is to be or is to be converted to a Base Margin Loan: By 12:00 Noon on the Business Day on which the subject Revolving Credit Loan is to be made or is to be so converted. Base Margin Loans requested by the Borrower, other than those resulting from the conversion of a Libor Loan, shall not be less than $10,000.00.

                           (ii) If such Revolving Credit Loan is to be, or is to be continued as, or converted to, a Libor Loan: By 12:00 Noon Three (3) Libor Business Days before the commencement of any new Interest Period or the end of the then applicable Interest Period. Libor Loans and conversions to Libor Loans shall each be not less than $500,000.00 and in increments of $250,000.00 in excess of such minimum.

                           (iii) Any Libor Loan which matures while the Borrower is InDefault shall be converted, at the option of the Lender, to a Base Margin Loan notwithstanding any notice from the Borrower that such Loan is to be continued as a Libor Loan.

                  (c) Any request for a Revolving Credit Loan or for the continuance or conversion of an interest rate applicable to a Revolving Credit Loan which is made after the applicable deadline

...April 11, 2003..

                                     ..23..

therefor, as set forth above, shall be deemed to have been made at the opening of business on the then next Business Day or Libor Business Day, as applicable.

                  (d) The Borrower may request that the Lender cause the issuance by the Issuer of L/C's for the account of the Borrower as provided in
Section 2-16.

                  (e) The Lender may rely on any request for a loan or advance, or other financial accommodation under the Revolving Credit which the Lender, in good faith, believes to have been made by a Person duly authorized to act on behalf of the Borrower and may decline to make any such requested loan or advance, or issuance, or to provide any such financial accommodation pending the Lender's being furnished with such documentation concerning that Person's authority to act as may be satisfactory to the Lender.

                  (f) A request by the Borrower for loan or advance, or other financial accommodation under the Revolving Credit shall constitute certification by the Borrower that as of the date of such request, each of the following is true and correct:

                           (i) There has been no material adverse change in the Borrower's financial condition from the most recent financial information furnished Lender pursuant to this Agreement.

                           (ii) All or a portion of any loan or advance so requested will be set aside by the Borrower to cover the Borrower's obligations for sales tax on account of sales since the then most recent borrowing pursuant to the Revolving Credit.

                           (iii) Each representation which is made herein or in any of the Loan Documents is then true and complete as of and as if made on the date of such request; provided that if such representation refers to a specific date, it shall be deemed to be true as of such date.

                           (iv) Unless accompanied by a written Certificate of the Borrower's President or its Chief Financial Officer describing (in reasonable detail) the facts and circumstances thereof and the steps (if any) being taken to remedy such condition, that the Borrower is not InDefault.

         2-6      MAKING OF REVOLVING CREDIT LOANS.

                  (a) A loan or advance under the Revolving Credit shall be made by the transfer of the proceeds of such loan or advance to the Operating Account or as otherwise instructed by the Borrower.

                  (b) A loan or advance shall be deemed to have been made under the Revolving Credit (and the Borrower shall be indebted to the Lender for the amount thereof immediately) at the following:

...April 11, 2003..

                                     ..24..

                           (i) The Lender's initiation of the transfer of the proceeds of such loan or advance in accordance with the Borrower's instructions (if such loan or advance is of funds requested by the Borrower).

                           (ii) The charging of the amount of such loan to the Loan Account (in all other circumstances).

                  (c) There shall not be any recourse to or liability of the Lender on account of:

                           (i) Any delay by any bank or other depository institution in treating the proceeds of any such loan or advance as collected funds.

                           (ii) Any delay in the receipt, and/or any loss, of funds which constitute a loan or advance under the Revolving Credit, the wire transfer of which was properly initiated by the Lender in accordance with wire instructions provided to the Lender by the Borrower.

         2-7      THE LOAN ACCOUNT.

                  (a) An account ("LOAN ACCOUNT") shall be opened on the books of the Lender in which a record shall be kept of all loans and advances made under the Revolving Credit.

                  (b) The Lender shall also keep a record (either in the Loan Account or elsewhere, as the Lender may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed to the Lender on account of the Liabilities and of all credits against such amounts so owed.

                  (c) All credits against the Liabilities shall be conditional upon final payment to the Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against the Lender or is disgorged for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

                  (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which the Borrower is obligated hereunder are payable on demand. In the determination of Availability, the Lender may deem fees, service charges, accrued interest, and other payments which will be due and payable between the date of such determination and the first day of the then next succeeding month as having been advanced under the Revolving Credit whether or not such amounts are then due and payable.

                  (e) The Lender, without the request of the Borrower, may advance under the Revolving Credit any interest, fee, service charge, or other payment to which Lender is entitled from the Borrower pursuant hereto and may charge the same to the Loan Account notwithstanding that an OverLoan may result thereby. Such action on the part of the Lender shall not constitute a waiver

...April 11, 2003..

                                     ..25..

of the Lender's rights and the Borrower's obligations under Section 2-9(b). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2-7(e) shall bear interest at the interest rate then and thereafter applicable to Base Margin Loans.

                  (f) Any statement rendered by the Lender to the Borrower concerning the Liabilities shall be considered correct and accepted by the Borrower and shall be conclusively binding upon the Borrower unless the Borrower provides the Lender with written objection thereto within thirty (30) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. The Loan Account and the Lender's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.

         2-8      THE REVOLVING CREDIT NOTE. The Borrower's obligation to repay loans and advances under the Revolving Credit, with interest as provided herein, shall be evidenced by a note (the "REVOLVING CREDIT NOTE") in the form of
EXHIBIT 2-8, annexed hereto, executed by the Borrower. Neither the original nor a copy of the Revolving Credit Note shall be required, however, to establish or prove any Liability. In the event that the Revolving Credit Note is ever lost, mutilated, or destroyed, the Borrower shall execute a replacement thereof and deliver such replacement to the Lender upon receipt of a lost note affidavit and an indemnity reasonably satisfactory to the Borrower.

         2-9      PAYMENT OF THE LOAN ACCOUNT.

                  (a) The Borrower may repay all or any portion of the principal balance of the Loan Account from time to time until the Termination Date.

                  (b) The Borrower, without notice or demand from the Lender shall pay the Lender that amount, from time to time, which is necessary so that there is no OverLoan outstanding.

                  (c) The Borrower shall repay the then entire unpaid balance of the Loan Account and all other Liabilities on the Termination Date.

                  (d) The Lender shall endeavor to cause the application of payments (if any), pursuant to Sections 2-9(a) and 2-9(b) against Libor Loans then outstanding in such manner as results in the least cost to the Borrower, but shall not have any affirmative obligation to do so nor liability on account of the Lender's failure to have done so. In no event shall action or inaction taken by the Lender excuse the Borrower from any indemnification obligation under Section 2-9(e).

                  (e) The Borrower shall indemnify the Lender and hold the Lender harmless from and against any loss, cost or expense (including loss of anticipated profits and amounts payable by the Lender on account of "breakage fees" (so-called)) which the Lender may sustain or incur

...April 11, 2003..

                                     ..26..

(including, without limitation, by virtue of acceleration after the occurrence of any Event of Default) as a consequence of the following:

                           (i) Default by the Borrower in payment of the principal amount of or any interest on any Libor Loan as and when due and payable, including any such loss or expense arising from interest or fees payable by the Lender in order to maintain its Libor Loans.

                           (ii)     Default by the Borrower in making a
         borrowing or conversion after the Borrower has given (or is deemed to have given) a request for a Revolving Credit Loan or a request to convert a Revolving Credit Loan from one applicable interest rate to another.

                           (iii) The making of any payment on a Libor Loan or the making of any conversion of any such Loan to a Base Margin Loan on a day that is not the last day of the applicable Interest Period with respect thereto.

         2-10     INTEREST ON REVOLVING CREDIT LOANS.

                  (a) Each Revolving Credit Loan shall bear interest at the Base Margin Rate unless timely notice is given (as provided in Section 2-5) that the subject Revolving Credit Loan (or a portion thereof) is, or is to be converted to, a Libor Loan.

                  (b) Each Revolving Credit Loan which consists of a Libor Loan shall bear interest at the applicable Libor Rate.

                  (c) Subject to, and in accordance with, the provisions of this Agreement, the Borrower may cause all or a part of the unpaid principal balance of the Loan Account to bear interest at the Base Margin Rate or the Libor Rate as specified from time to time by the Borrower by notice to the Lender.

                  (d) For ease of reference and administration, each part of the Loan Account which bears interest at the same rate interest and for the same Interest Period is referred to herein as if it were a separate "Revolving Credit Loan".

                  (e) The Borrower shall not select, renew, or convert any interest rate for a Revolving Credit Loan such that, in addition to interest at the Base Margin Rate, there are more than Three (3) Libor Rates applicable to the Revolving Credit Loans at any one time.

                  (f) The Borrower shall pay accrued and unpaid interest on each Revolving Credit Loan in arrears as follows:

                           (i) On the applicable Interest Payment Date for that Revolving Credit Loan.

                           (ii)     On the Termination Date and on the End Date.

                           (iii) Following the occurrence of any Event of Default, with such frequency as may be determined by the Lender.

...April 11, 2003..

                                     ..27..

                  (g) Following the occurrence and during the continuance of any Event of Default (and whether or not the Lender exercises the Lender's rights on account thereof), all Revolving Credit Loans shall bear interest, at the option of the Lender at rate which is the aggregate of the rate applicable to Base Margin Loans plus Two Percent (2%) per annum.

         2-11     REVOLVING CREDIT COMMITMENT FEE.   The Revolving Credit
Commitment Fee shall be in the amount, and paid in accordance with, the terms and conditions set forth in that certain Fee Letter (the "FEE LETTER") of even date entered into by and between the Lender and the Borrower.

         2-12     FACILITY FEE.   The Facility Fee shall be in the amount, and
paid in accordance with, the terms and conditions set forth in the Fee Letter.

         2-13     UNUSED LINE FEE.   The Unused Line Fee shall be in the amount,
and paid in accordance with, the terms and conditions set forth in the Fee
Letter.

         2-14     EARLY TERMINATION FEE.   The Early Termination Fee shall be in
the amount, and paid in accordance with, the terms and conditions set forth in the Fee Letter.

         2-15     LENDER'S DISCRETION.

                  (a) Each reference in the Loan Documents to the exercise of discretion or the like by the Lender shall be to the Lender's exercise of its judgment, in good faith (which shall be presumed), based upon such information of which that Person then has actual knowledge.

                  (b) In the exercise of such discretion, the following may be taken into account.

                           (i) The reasonable anticipation: of an adverse change to the value of the Collateral; the enforceability of the Lender's Collateral Interests therein; or the amount which the Lender would likely realize therefrom (taking into account delays which may possibly be encountered in the Lender's realizing upon the Collateral and likely Costs of Collection).

                           (ii) The content, completeness, and accuracy of any report or financial information delivered to the Lender by or on behalf of the Borrower and the manner by such report or financial information was prepared.

                           (iii) The existence of circumstances which suggest that the Borrower will likely become the subject of a bankruptcy or insolvency proceeding.

                           (iv) The existence of circumstances suggest that the Borrower is InDefault.

...April 11, 2003..

                                     ..28..

                  (c) In the exercise of such discretion, the Lender also may take into account any of the following factors:

                           (i) The current financial and business climate of the industry in which the Borrower competes (having regard for the Borrower's position in that industry).

                           (ii) General macroeconomic conditions which have a material effect on the Borrower's cost structure.

                           (iii) Material changes in or to the mix of the Borrower's Inventory.

                           (iv) Seasonality with respect to the Borrower's Inventory and patterns of retail sales.

                           (v) Such other factors as the Lender reasonably determine as having a material bearing on credit risks associated with the providing of loans and financial accommodations to the Borrower.

                  (d) The burden of establishing the failure of the Lender to have acted in a reasonable manner in the Lender's exercise of such discretion shall be the Borrower's.

         2-16     PROCEDURES FOR ISSUANCE OF L/C'S.

                  (a) The Borrower may request that the Lender cause the issuance by the Issuer of L/C's for the account of the Borrower. Each such request shall be in such manner as may from time to time be acceptable to the Lender.

                  (b) The Lender will endeavor to cause the issuance of any L/C so requested by the Borrower, provided that, at the time that the request is made, the Revolving Credit has not been suspended as provided in Section 2(f) and if so issued:

                           (i) The aggregate Stated Amount of all L/C's then outstanding, does not exceed Seven Million Dollars.

                           (ii) The expiry of the L/C is not later than the earlier of Thirty (30) days prior to the Maturity Date or the following:

                                     (A)      Standby's: One (1) year from
                  initial issuance.

                                     (B)      Documentary's: One hundred and
                  eighty (180) days from issuance; provided however, up to 25% of the total outstanding face amount of all Documentary L/C's then outstanding may have an expiry of up to two hundred and forty (240) days.

                           (iii) If the expiry of an L/C is later than the Maturity Date, it is 103% cash collateralized at its issuance.

                           (iv) An OverLoan will not result from the issuance of the subject L/C.

...April 11, 2003..

                                     ..29..

                  (c) The Borrower shall execute such documentation to apply for and support the issuance of an L/C as may be required by the Issuer.

                  (d) There shall not be any recourse to, nor liability of, the Lender on account of

                           (i) Any delay or refusal by an Issuer to issue an L/C;

                           (ii) Any action or inaction of an Issuer on account of or in respect to, any L/C.

                  (e) The Borrower shall reimburse the Issuer for the amount of any honoring of a drawing under an L/C on the same day on which such honoring takes place. If the Borrower does not make such reimbursement, the Lender, without the request of the Borrower, may advance under the Revolving Credit (and charge to the Loan Account) the amount of any honoring of any L/C and other amount for which the Borrower, the Issuer, or the Lender becomes obligated on account of, or in respect to, any L/C. Such advance shall be made whether or not the Borrower is InDefault or such advance would result in an OverLoan. Such action shall not constitute a waiver of the Lender's rights under
Section 2-9(b) hereof.

         2-17     FEES FOR L/C'S.

                  (a) The Borrower shall pay to the Lender a fee, on account of L/C's, the issuance of which had been procured by the Lender, monthly in arrears, and on the Termination Date and on the End Date, equal to the following percentages per annum of the weighted average Stated Amount of all L/C's outstanding during the period in respect of which such fee is being paid except that, following the occurrence and during the continuance of any Event of Default, such fee shall be increased by two percent (2%) per annum:

      Line Utilization           Standby L/C Fee      Documentary L/C Fee
-------------------------------------------------------------------------
Level I - - Up to
$5,000,000.00                         1.25%                  0.75%
-------------------------------------------------------------------------
Level II - - Greater than
$5,000,000.00, but less than
$10,000,000.00                        1.50%                  1.00%
-------------------------------------------------------------------------
Level III - - Greater than
$10,000,000.00                        2.00%                  1.50%
-------------------------------------------------------------------------

...April 11, 2003..

                                     ..30..

The L/C Margins shall initially be established at Level II until September 30, 2003. Thereafter, the L/C Margins shall be adjusted monthly on the first day of each calendar month, commencing with October 1, 2003, based upon the average line utilization during the prior month.

                  (b) In addition to the fee to be paid as provided in Subsection 2-17(a), above, the Borrower shall pay to the Lender (or to the Issuer, if so requested by Lender), on demand, all issuance, processing, negotiation, amendment, and administrative fees and other amounts charged by the Issuer on account of, or in respect to, any L/C.

                  (c)      If any change in Applicable Law shall either:

                           (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to which the Lender or any Issuer has an obligation to lend to fund drawings under any L/C; or

                           (ii) impose on any Issuer any other condition or requirements relating to any such letters of credit;

and the result of any event referred to in Section 2-17(c)(i) or 2-17(c)(ii), above, shall be to increase the cost to the Lender or to any Issuer of issuing or maintaining any L/C (which increase in cost shall be the result of such Issuer's reasonable allocation among the Lender's or Issuer's letter of credit customers of the aggregate of such cost increases resulting from such events), then, upon demand by the Lender and delivery by the Lender to the Borrower of a certificate of an officer of the Lender or the subject Issuer describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on the Lender or such Issuer, and the basis for determining such increased costs and their allocation, the Borrower shall immediately pay to the Lender, from time to time as specified by the Lender, such amounts as shall be sufficient to compensate the Lender or the subject Issuer for such increased cost. The Lender's or any Issuer's determination of costs incurred under Section 2-17(c)(i) or 2-17(c)(ii), above, and the allocation, if any, of such costs among the Borrower and other letter of credit customers of the Lender or such Issuer, if done in good faith and made on an equitable basis and in accordance with such officer's certificate, shall be conclusive and binding on the Borrower; provided that the Lender shall use commercially reasonable efforts to minimize any such costs.

         2-18     CONCERNING L/C'S.

                  (a) None of the Issuer, the Issuer's correspondents, the Lender or any advising, negotiating, or paying bank with respect to any L/C shall be responsible in any way for:

                           (i) The performance by any beneficiary under any L/C of that beneficiary's obligations to the Borrower.

...April 11, 2003..

                                     ..31..

                           (ii)     The form, sufficiency, correctness,
         genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any L/C if (with respect to the foregoing) such documents on their face appear to be in order.

                  (b) The Issuer may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.

                  (c) Unless otherwise agreed to, in the particular instance, the Borrower hereby authorizes any Issuer to:

                           (i)      Select an advising bank, if any.

                           (ii)     Select a paying bank, if any.

                           (iii)    Select a negotiating bank.

                  (d) All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrower. The Issuer shall have discharged the Issuer's obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). Neither the Lender nor the Issuer shall have any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.

                  (e) Lender's and the Issuer's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

                  (f) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuer and the Borrower, documentary and standby L/C's will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500.

                  (g) The obligations of the Borrower under this Agreement with respect to L/C's are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:

                           (i) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of this Agreement, any L/C, or any other agreement or instrument relating thereto.

                           (ii) The existence of any claim, set-off, defense, or other right which the Borrower may have at any time against the beneficiary of any L/C.

...April 11, 2003..

                                     ..32..

                           (iii) Any good faith honoring of a drawing under any L/C, which drawing possibly could have been dishonored based upon a strict construction of the terms of the L/C.

         2-19     CHANGED CIRCUMSTANCES.

                  (a) The Lender may advise the Borrower that the Lender has made the good faith determination (which determination shall be final and conclusive) of any of the following:

                           (i) Adequate and fair means do not exist for ascertaining the rate for Libor Loans.

                           (ii) The continuation of or conversion of any Revolving Credit Loan to a Libor Loan has been made impracticable or unlawful by the occurrence of a contingency that materially and adversely affects the applicable market or the compliance by the Lender in good faith with any Applicable Law.

                           (iii) The indices on which the interest rates for Libor Loans are based shall no longer represent the effective cost to the Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates.

                  (b) In the event that the Lender advises the Borrower of an occurrence described in Section 2-19(a), then, until the Lender notifies the Borrower that the circumstances giving rise to such notice no longer apply:

                           (i) The obligation of to make loans of the type affected by such changed circumstances or to permit the Borrower to select the affected interest rate as otherwise applicable to any Revolving Credit Loans shall be suspended.

                           (ii) Any notice which the Borrower had given the Lender with respect to any Libor Loan, the time for action with respect to which has not occurred prior to the Lender's having given notice pursuant to Section 2-19(a), shall be deemed at the option of the Lender to not having been given.

ARTICLE 3 - CONDITIONS PRECEDENT:

         As a condition to the effectiveness of this Agreement, the establishment of the Revolving Credit, and the making of the first loan under the Revolving Credit, each of the documents respectively described in Sections 3-1 through and including 3-4, (each in form and substance satisfactory to the Lender) shall have been delivered to the Lender, and the conditions respectively described in Sections 3-5 through and including 3-8, shall have been satisfied:

         3-1      CORPORATE DUE DILIGENCE.

                  (a) A Certificate of corporate good standing issued by the Secretary of State of Texas.

...April 11, 2003..

                                     ..33..

                  (b) Certificates of due qualification, in good standing, issued by the Secretary(ies) of State of each State in which the nature the Borrower's business conducted or assets owned would require such qualification.

                  (c) A Certificate the Borrower's Secretary of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

         3-2      OPINION.    An opinion of counsel to the Borrower in form and
substance satisfactory to the Lender.

         3-3      ADDITIONAL DOCUMENTS AND INFORMATION.    Such additional
instruments, documents, reports, and information as the Lender or its counsel reasonably may require or request including, without limitation, the following, each of which shall be in form and substance acceptable to the Lender:

                  (a)      Appraisal of the Borrower's Inventory.

                  (b) Commercial finance examination performed by the Lender's examiners and/or agents.

                  (c) Business Plan, including monthly balance sheet, profit and loss statements, and cash flow analysis that presents expected loan usage and collateral availability consistent with the Borrowing Base.

                  (d)      Background checks for key management.

                  (e)      All Loan Documents.

                  (f) Lien search results with respect to all of the Borrower's locations.

                  (g) Confirmation of filing of all necessary and appropriate Financing Statements and such other documents as may be required to perfect the Lender's security interest in the Collateral.

                  (h) Receipt of discharges, terminations, and releases required to afford the Lender a first, perfected security interest in and to all Collateral, free and clear of all liens and encumbrances other than Permitted Encumbrances.

                  (i)      Confirmation of insurance.

                  (j)      Collateral access agreements.

                  (k)      Bailee letters.

...April 11, 2003..

                                     ..34..

         3-4      OFFICERS' CERTIFICATES.   Certificates executed by the
President and the Chief Financial Officer of the Borrower which state that

                  (a) Such officer, acting on behalf of the Borrower, has reviewed each of the Loan Documents and has had the benefit of independent counsel (Attorneys Akin, Gump, Strauss, Hauer & Feld, LLP) of the Borrower's selection in connection with the review and negotiation of the Loan Documents. In particular, and without limiting the generality of such review, the following provisions of the Loan Documents have been brought to the attention of the undersigned by such counsel:

                           (i) The waiver of the right to a trial by jury in connection with controversies arising out of the loan arrangement contemplated by the Loan Documents.

                           (ii) The designation of, and submission to the exclusive jurisdiction and venue of, certain courts.

                           (iii) Various other waivers and indemnifications included therein.

                           (iv)     The circumstances under which the
         Liabilities could be accelerated and the grace periods available with respect to certain Events of Default.

                  (b) The representations and warranties made by the Borrower to the Lender in the Loan Documents are true and complete as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

         3-5      REPRESENTATIONS AND WARRANTIES.    Each of the representations
made by or on behalf of the Borrower in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by or on behalf of the Borrower shall be true and complete as of the date as of which such representation or warranty was made.

         3-6      MINIMUM DAY ONE AVAILABILITY.   After giving effect to the
first funding under the Revolving Credit; all then held checks (if any); accounts payable which are beyond credit terms then accorded the Borrower; overdrafts; any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby; and L/C's to be issued at, or immediately subsequent to, such establishment, Availability shall not be less than $7,500,000.00.

         3-7      BORROWER NOT INDEFAULT.    The Borrower is not InDefault.

...April 11, 2003..

                                     ..35..

         3-8      NO ADVERSE CHANGE.   No event shall have occurred or failed to
occur, which occurrence or failure is or could have a materially adverse effect upon the Borrower's financial condition when compared with such financial condition at February 3, 2003.

         3-9      BENEFIT OF CONDITIONS PRECEDENT.   The conditions set forth in
this Article 3 are for the sole benefit of the Lender and may be waived by the Lender in whole or in part without prejudice to the Lender.

No document shall be deemed delivered to the Lender until received and accepted by the Lender at its offices in Boston, Massachusetts. Under no circumstances shall this Agreement take effect until executed and accepted by the Lender at said offices.

ARTICLE 4 - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:

         To induce the Lender to establish the credit facility contemplated herein and to induce the Lender to provide loans and advances under the Revolving Credit (each of which loans shall be deemed to have been made in reliance thereupon) the Borrower, in addition to all other representations, warranties, and covenants made by the Borrower in any other Loan Document, makes those representations, warranties, and covenants included in this Agreement.

         4-1      PAYMENT AND PERFORMANCE OF LIABILITIES.   The Borrower shall
pay each payment Liability when due (or when demanded, if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

         4-2      DUE ORGANIZATION. AUTHORIZATION. NO CONFLICTS.

                  (a) The Borrower presently is and shall hereafter remain in good standing as a Texas corporation and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of the Borrower's assets or operation of the Borrower's business, such qualification may be necessary, except where the failure to so qualify would have no more than a de minimis adverse effect on the business or a assets of the Borrower.

                  (b) The Borrower's organizational identification number assigned to it by the Secretary of Sate of Texas is listed on EXHIBIT 4-2, annexed hereto.

                  (c) The Borrower shall not change its State of organization; any organizational identification number assigned to the Borrower by that State; or the Borrower's federal taxpayer identification number.

...April 11, 2003..

                                     ..36..

                  (d) Each Affiliate is listed on EXHIBIT 4-2. The Borrower shall provide the Lender with prior written notice of any entity's becoming or ceasing to be an Affiliate.

                  (e) The Borrower has all requisite power and authority to execute and deliver all Loan Documents to which the Borrower is a party and has and will hereafter retain all requisite power to perform all Liabilities.

                  (f) The execution and delivery by the Borrower of each Loan Document to which it is a party; the Borrower's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of Collateral Interests by the Borrower to secure the Liabilities); the Borrower's performance under those of the Loan Documents to which it is a party

                           (i) Have been duly authorized by all necessary action.

                           (ii) Do not, and will not, contravene in any material respect any provision of any Requirement of Law or obligation of the Borrower.

                           (iii)    Will not result in the creation or
         imposition of, or the obligation to create or impose, any Encumbrance upon any assets of the Borrower pursuant to any Requirement of Law or obligation, except pursuant to the Loan Documents.

                  (g) The Loan Documents have been duly executed and delivered by the Borrower and are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

         4-3      TRADE NAMES.

                  (a)      EXHIBIT 4-3, annexed hereto, is a listing of:

                           (i) All names under which the Borrower ever conducted its business.

                           (ii) All Persons with whom the Borrower ever consolidated or merged, or from whom the Borrower ever acquired in a single transaction or in a series of related transactions substantially all of such Person's assets.

                  (b) The Borrower will provide the Lender with not less than twenty-one (21) days prior written notice (with reasonable particularity) of any change to the Borrower's name from that under which the Borrower is conducting its business at the execution of this Agreement and will not effect such change unless the Borrower is then in compliance with all provisions of this Agreement.

         4-4      INFRASTRUCTURE.

                  (a) The Borrower has and will maintain a sufficient infrastructure to conduct its business as presently conducted and as contemplated to be conducted following its execution of this Agreement.

...April 11, 2003..

                                     ..37..

                  (b) The Borrower owns and possesses, or has the right to use (and will hereafter own, possess, or have such right to use) all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for the Borrower's conduct of the Borrower's business.

                  (c) To the Borrower's knowledge, the conduct by the Borrower of the Borrower's business does not presently infringe (nor will the Borrower conduct its business in the future so as to infringe) the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person.

         4-5      LOCATIONS.

                  (a) The Collateral, and the books, records, and papers of Borrower's pertaining thereto, are kept and maintained solely at those locations which are listed on EXHIBIT 4-5, annexed hereto, which EXHIBIT includes, with respect to each such location, the name and address of the landlord on the Lease which covers such location (or an indication that the Borrower owns the subject location) and of all service bureaus with which any such records are maintained.

                  (b) The Borrower shall not remove any of the Collateral from those locations listed on EXHIBIT 4-5 except for the following purposes:

                           (i) To accomplish sales of Inventory in the ordinary course of business.

                           (ii) To move Inventory from one such location to another such location.

                           (iii) To utilize such of the Collateral as is removed from such locations in the ordinary course of business (such as motor vehicles).

                  (c)      Except as provided below, the Borrower will not:

                           (i)      Execute, alter, modify, or amend any Lease.

                           (ii) Commit to, or open or close any location at which the Borrower maintains, offers for sales, or stores any of the Collateral.

         Notwithstanding the foregoing, during any Fiscal Year, the Borrower may
         (x) open new locations in an amount up to the amount of new stores contemplated to be opened as set forth in the Business Plan, plus, upon written notice to the Lender, an additional ten (10) new locations, (y) close existing locations in an amount up to the amount of stores contemplated to be closed as set forth in the Business Plan, plus, upon written notice to the Lender, an additional ten (10) locations, and (z) alter, modify, or amend an existing Lease, so long as any such alteration, modification, or amendment is on financial terms and conditions more favorable to the Borrower with respect to the subject Lease.

...April 11, 2003..

                                     ..38..

                  (d) Except as otherwise disclosed pursuant to, or permitted by, this Section 4-5, no tangible personal property of the Borrower is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage, or entrustment.

         4-6      ENCUMBRANCES.

                  (a) The Borrower is, and shall hereafter remain, the owner of the Collateral free and clear of all Encumbrances other than any Permitted Encumbrance.

                  (b) The Borrower does not and shall not have, possession of any property on consignment to the Borrower.

                  (c) The Borrower shall not acquire or obtain the right to use any Equipment, the acquisition or right to use of which Equipment is otherwise permitted by this Agreement, in which Equipment any third party has an interest, except for:

                           (i) Equipment which is merely incidental to the conduct of the Borrower's business.

                           (ii) Equipment, the acquisition or right to use of which has been consented to by the Lender, which consent may be conditioned upon the Lender's receipt of such agreement with the third party which has an interest in such Equipment as is satisfactory to the Lender.

         4-7      INDEBTEDNESS. The Borrower does not and shall not hereafter have any Indebtedness other than any Permitted Indebtedness.

         4-8      INSURANCE.

                  (a) EXHIBIT 4-8, annexed hereto, is a schedule of all insurance policies owned by the Borrower or under which the Borrower is the named insured. Each of such policies is in full force and effect. Neither the issuer of any such policy nor the Borrower is in default or violation of any such policy.

                  (b) The Borrower shall self-insure all Inventory and other property located in the Borrower's retail store locations, and otherwise shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as reasonably may be satisfactory to the Lender.

                  (c) All insurance carried by the Borrower shall provide for a minimum of thirty (30) days' prior written notice of cancellation to the Lender and all such insurance which covers the Collateral shall

...April 11, 2003..

                                     ..39..

                           (i) Include an endorsement in favor of the Lender, which endorsement shall provide that the insurance, to the extent of the Lender's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of the Borrower or by the failure of the Borrower to comply with any warranty or condition of the policy.

                           (ii) Not include an endorsement in favor of any other Person.

                  (d) The coverage reflected on EXHIBIT 4-8 presently satisfies the foregoing requirements, it being recognized by the Borrower, however, that such requirements may change hereafter to reflect changing circumstances.

                  (e) The Borrower shall furnish the Lender from time to time with certificates or other evidence satisfactory to the Lender regarding compliance by the Borrower with the foregoing requirements.

                  (f) In the event of the failure by the Borrower to maintain insurance as required herein, the Lender, at its option and the Borrower's expense, may obtain such insurance at the expense of the Borrower, provided, however, the Lender's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Borrower's failure to have maintained such insurance.

         4-9      LICENSES. Each license, distributorship, franchise, and
similar agreement issued to, or to which the Borrower is a party is in full force and effect. No party to any such license or agreement is in default or violation thereof. The Borrower has not received any notice or threat of cancellation of any such license or agreement.

         4-10     LEASES. EXHIBIT 4-10, annexed hereto, is a schedule of all presently effective Capital Leases. (Exhibit 4-5 includes a list of all other presently effective Leases). Each of such Leases and Capital Leases is in full force and effect. No party to any such Lease or Capital Lease is in default or violation of any such Lease or Capital Lease. The Borrower has not received any notice or threat of cancellation of any such Lease or Capital Lease. The Borrower hereby authorizes the Lender at any time and from time to time to contact any of the Borrower's landlords in order to confirm the Borrower's continued compliance with the terms and conditions of the Lease(s) between the Borrower and that landlord and to discuss such issues, concerning the Borrower's occupancy under such Lease(s), as the Lender may determine.

         4-11     REQUIREMENTS OF LAW. The Borrower is in compliance with, and shall hereafter comply with and use its assets in compliance with, all Requirements of Law except where the failure of such compliance will not have more than a de minimis adverse effect on the Borrower's business

...April 11, 2003..

                                     ..40..

or assets. The Borrower has not received any notice of any violation of any Requirement of Law (other than of a violation which has no more than a de minimis adverse effect on the Borrower's business or assets), which violation has not been cured or otherwise remedied.

         4-12     LABOR RELATIONS.

                  (a) The Borrower has not been and is not presently a party to any collective bargaining or other labor contract.

                  (b) There is not presently pending and, to the Borrower's knowledge, there is not threatened any of the following:

                           (i) Any strike, slowdown, picketing, work stoppage, or employee grievance process.

                           (ii) Any proceeding against or affecting the Borrower relating to the alleged violation of any Applicable Law pertaining to labor relations or before National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting the Borrower, which, if determined adversely to the Borrower could have more than a de minimis adverse effect on the Borrower.

                           (iii) Any lockout of any employees by the Borrower (and no such action is contemplated by the Borrower).

                           (iv) Any application for the certification of a collective bargaining agent.

                  (c) No event has occurred or circumstance exists which could provide the basis for any work stoppage or other labor dispute.

                  (d)      The Borrower:

                           (i) Has complied in all material respects with all Applicable Law relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.

                           (ii) Is not liable for the payment of more than a de minimius amount of compensation, damages, taxes, fines, penalties, or other amounts, however designated, for the Borrower's failure to comply with any Applicable Law referenced in Section 4-12(d)(i).

         4-13     MAINTAIN PROPERTIES. The Borrower shall:

                  (a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).

...April 11, 2003..

                                     ..41..

                  (b) Not suffer or cause the waste or destruction of any material part of the Collateral.

                  (c) Not use any of the Collateral in violation of any policy of insurance thereon.

                  (d) Not sell, lease, or otherwise dispose of any of the Collateral, other than the following:

                           (i) The sale of Inventory in compliance with this Agreement.

                           (ii) The disposal of Equipment which is obsolete, worn out, or damaged beyond repair.

         4-14     TAXES.

                  (a) With respect to the Borrower's federal, state, and local tax liability and obligations:

                           (i) The Borrower, in compliance with all Applicable Law, has properly filed all returns due to be filed up to the date of this Agreement.

                           (ii)     Except as described on EXHIBIT 4-14:

                                    (A)      At no time has the Borrower
                  received from any taxing authority any request to perform any examination of or with respect to the Borrower nor any other written or verbal notice in any way relating to any claimed failure by the Borrower to comply with all Applicable Law concerning payment of any taxes or other amounts in the nature of taxes.

                                    (B)      No agreement is extant which waives
                  or extends any statute of limitations applicable to the right of any taxing authority to assert a deficiency or make any other claim for or in respect to federal income taxes.

                                    (C)      No issue has been raised in any tax
                  examination of the Borrower which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by any taxing authority.

                  (b) The Borrower has, and hereafter shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against the Borrower or the Collateral by any person or entity whose claim could result in an Encumbrance upon any asset of the Borrower or by any governmental authority; properly exercise any trust responsibilities imposed upon the Borrower by reason of withholding from employees' pay or by reason of the Borrower's receipt of sales tax or other funds for the account of any third party; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by the Borrower; and timely file all tax and

...April 11, 2003..

                                     ..42..

other returns and other reports with each governmental authority to whom the Borrower is obligated to so file (other than non-material failures to pay which are, once noted or brought to the Borrower's attention, promptly paid).

         4-15     NO MARGIN STOCK. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U, T, and X of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

         4-16     ERISA.

                  (a) Neither the Borrower nor any ERISA Affiliate has ever:

                           (i) Violated or failed to be in full compliance with the Borrower's Employee Benefit Plan.

                           (ii) Failed timely to file all reports and filings required by ERISA to be filed by the Borrower.

                           (iii) Engaged in any nonexempt "prohibited transactions" or "reportable events" (respectively as described in ERISA).

                           (iv) Engaged in, or committed, any act such that a tax or penalty reasonably could be imposed upon the Borrower on account thereof pursuant to ERISA.

                           (v) Accumulate any material cumulative funding deficiency within the meaning of ERISA.

                           (vi) Terminated any Employee Benefit Plan such that a lien could be asserted against any assets of the Borrower on account thereof pursuant to ERISA.

                           (vii) Been a member of, contributed to, or have any obligation under any Employee Benefit Plan which is a multiemployer plan within the meaning of Section 4001(a) of ERISA.

                  (b) Neither the Borrower nor any ERISA Affiliate shall ever engage in any action of the type described in Section 4-16(a).

         4-17     HAZARDOUS MATERIALS.

                  (a) The Borrower has never: (i) been legally responsible for any release or threat of release of any Hazardous Material or (ii) received notification of the incurrence of any expense

...April 11, 2003..

                                     ..43..

in connection with the assessment, containment, or removal of any Hazardous Material for which the Borrower would be responsible.

                  (b) The Borrower shall: (i) dispose of any Hazardous Material only in compliance with all Environmental Laws and (ii) have possession of any Hazardous Material only in the ordinary course of the Borrower's business and in compliance with all Environmental Laws.

         4-18     LITIGATION. Except as described in EXHIBIT 4-18, annexed
hereto, there is not presently pending or threatened by or against the Borrower any suit, action, proceeding, or investigation which, if determined adversely to the Borrower, would have more than a de minimis adverse effect upon the Borrower's financial condition or ability to conduct its business as such business is presently conducted or is contemplated to be conducted in the foreseeable future.

         4-19     DIVIDENDS. INVESTMENTS. CORPORATE ACTION. The Borrower shall not:

                  (a) Except as provided below, pay any cash dividend or make any other distribution in respect of any class of the Borrower's capital stock. Notwithstanding the foregoing, the Borrower may issue dividends and distributions and/or own, redeem, retire, purchase, or acquire any of the Borrower's capital stock up to $3,000,000.00 in the aggregate in any calendar year so long as Availability (X) is not less than $6,000,000.00 at the time of the issuance of the dividend or the making of the distribution and immediately after giving effect to the dividend or the distribution, and (Y) is projected to be greater than $6,000,000.00 at all times for a period of one hundred and eighty (180) days thereafter, as shown on the Borrower's projections delivered to, and accepted by the Lender, in the Lender's discretion, prior to the issuance of the dividend or the making of the distribution.

                  (b) Make any payment on account of any Indebtedness other than payment of the Liabilities and Permitted Indebtedness.

                  (c) Invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any Person.

                  (d) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity.

                  (e) Consolidate any of the Borrower's operations with those of any other Person.

                  (f)      Organize or create any Affiliate.

                  (g) Subordinate any debts or obligations owed to the Borrower by any third party to any other debts owed by such third party to any other Person.

                  (h) Acquire any assets other than in the ordinary course and conduct of the Borrower's business as conducted at the execution of this Agreement.

...April 11, 2003..

                                     ..44..

         4-20     LOANS. The Borrower shall not make any loans or advances to, nor acquire the Indebtedness of, any Person, provided, however, the foregoing does not prohibit any of the following:

                  (a) Advance payments made to the Borrower's suppliers in the ordinary course.

                  (b) Advances to the Borrower's officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of the Borrower, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by the Borrower.

         4-21     PROTECTION OF ASSETS. The Lender, in the Lender's discretion, and from time to time, may discharge any tax or Encumbrance on any of the Collateral, or take any other action which the Lender may deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Lender shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Lender has had an opportunity to be heard), from which finding no further appeal is available, that the Lender had acted in actual bad faith or in a grossly negligent manner. The Borrower shall pay to the Lender, on demand, or the Lender, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Lender pursuant to this section 4-21.

         4-22     LINE OF BUSINESS. The Borrower shall not engage in any
business other than the business in which it is currently engaged or a business reasonably related thereto. In this regard, the Lender acknowledges the Borrower's intention, as set forth in the Business Plan, to liquidate its Inventory consisting of "young men's apparel" and related accessories, footwear, and other items, and to cease its operations in that segment of the market.

         4-23     AFFILIATE TRANSACTIONS. The Borrower shall not make any
payment, nor give any value to any Affiliate except for goods and services actually purchased by the Borrower from, or sold by the Borrower to, such Affiliate for a price and on terms which shall

                  (a) be competitive and fully deductible as an "ordinary and necessary business expense" and/or fully depreciable under the Internal Revenue Code of 1986 and the Treasury Regulations, each as amended; and

                  (b) be no less favorable to the Borrower than those which would have been charged and imposed in an arms length transaction.

...April 11, 2003..

                                     ..45..

         4-24     FURTHER ASSURANCES.

                  (a) The Borrower is not the owner of, nor has it any interest in, any property or asset which not be subject to a perfected Collateral Interest in favor of the Lender (subject only to Permitted Encumbrances) to secure the Liabilities.

                  (b) The Borrower will not hereafter acquire any asset or any interest in property which is not, immediately upon such acquisition, subject to such a perfected Collateral Interest in favor of the Lender to secure the Liabilities (subject only to Permitted Encumbrances).

                  (c) The Borrower shall execute and deliver to the Lender such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Lender may request to carry into effect the provisions and intent of this Agreement; to protect and perfect the Lender's Collateral Interests in the Collateral; and to comply with all applicable statutes and laws, and facilitate the collection of the Receivables Collateral. The Borrower shall execute all such instruments as may be required by the Lender with respect to the recordation and/or perfection of the Collateral Interests created or contemplated herein.

                  (d) The Borrower hereby designates the Lender as and for the Borrower's true and lawful attorney, with full power of substitution, to sign and file any financing statements in order to perfect or protect the Lender's Collateral Interests in the Collateral.

                  (e) This Agreement constitutes an authenticated record which authorizes the Lender to file such financing statements as the Lender determines as appropriate to perfect or protect the Collateral Interests created by this Agreement.

                  (f) A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this Section 4-24 shall be sufficient for filing to perfect the security interests granted herein.

         4-25     ADEQUACY OF DISCLOSURE.

                  (a) All financial statements furnished to the Lender by the Borrower have been prepared in accordance with GAAP consistently applied and present fairly in all material respects the condition of the Borrower at the date(s) thereof and the results of operations and cash flows for the period(s) covered (provided however, that unaudited financial statements are subject to normal year end adjustments and to the absence of footnotes). There has been no change in the financial condition, results of operations, or cash flows of the Borrower since the date(s) of such financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.

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                                     ..46..

                  (b) The Borrower does not have any contingent obligations or obligation under any Lease or Capital Lease which is not noted in the Borrower's financial statements furnished to the Lender prior to the execution of this Agreement.

                  (c) No document, instrument, agreement, or paper now or hereafter given to the Lender by or on behalf of the Borrower or any guarantor of the Liabilities in connection with the execution of this Agreement by the Lender contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to the Borrower which has, or which, in the foreseeable future could have, a material adverse effect on the financial condition of the Borrower or any such guarantor which has not been disclosed in writing to the Lender.

         4-26     NO RESTRICTIONS ON LIABILITIES. The Borrower shall not enter into or directly or indirectly become subject to any agreement which prohibits or restricts, in any manner, the Borrower's:

                  (a) Creation of, and granting of Collateral Interests in favor of the Lender.

                  (b)      Incurrence of Liabilities.

         4-27     OTHER COVENANTS. The Borrower shall not indirectly do or cause to be done any act which, if done directly by the Borrower, would breach any covenant contained in this Agreement.

FINANCIAL REPORTING:

         4-28     MAINTAIN RECORDS. The Borrower shall:

                  (a) At all times, keep proper books of account, in which full, true, and accurate entries shall be made of all of the Borrower's financial transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrower at the close of, and its results of operations for, the periods in question.

                  (b) Timely provide the Lender with those financial reports, statements, and schedules required by this Article 4 or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrower at the close of, and the results of operations for, the period(s) covered therein.

                  (c) At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and

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

         sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

                  (d) At all times, retain independent certified public accountants who are reasonably satisfactory to the Lender and instruct such accountants to fully cooperate with, and be available to, the Lender to discuss the Borrower's financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Lender.

                  (e)      Not change the Borrower's fiscal year.

         4-29     ACCESS TO RECORDS.

                  (a) The Borrower shall accord the Lender with access from time to time as the Lender may require to all properties owned by or over which the Borrower has control. The Lender shall have the right, and the Borrower will permit the Lender from time to time as Lender may request, to commence during normal business hours to examine, inspect, copy, and make extracts from any and all of the Borrower's books, records, electronically stored data, papers, and files. The Borrower shall make all of the Borrower's copying facilities available to the Lender. All such information obtained by the Lender shall be kept confidential, subject to the requirements of Applicable Law.

                  (b)      The Borrower hereby authorizes the Lender to:

                           (i) Inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to the Borrower, or any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Lender with respect thereto.

                           (ii) Verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with the Borrower's computer billing companies, collection agencies, and accountants and to sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Collateral.

                  (c) The Lender from time to time may designate one or more representatives to exercise the Lender's rights under this Section 4-29 as fully as if the Lender were doing so.

         4-30     IMMEDIATE NOTICE TO LENDER.

                  (a) The Borrower shall provide the Lender with written notice promptly upon the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

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                                     ..48..

                           (i) Any change in the Borrower's President, chief executive officer, chief operating officer, and chief financial officer (without regard to the title(s) actually given to the Persons discharging the duties customarily discharged by officers with those titles).

                           (ii) Any ceasing of the Borrower's making of payment, in the ordinary course, to any of its creditors (other than its ceasing of making of such payments on account of a de minimis dispute).

                           (iii) Any failure by the Borrower to pay rent at any of the Borrower's locations, which failure continues for more than Ten (10) days following receipt by the Borrower of notice from the subject landlord; except that the Borrower may, in its discretion, consistent with the Borrower's operation of its business in the ordinary course, withhold the payment of rent at up to Ten (10) of the Borrower's retail store locations, in the aggregate during the term of this Agreement.

                           (iv) Any material adverse change in the business, operations, or financial affairs of the Borrower.

                           (v)      The Borrower's becoming InDefault.

                           (vi) Any intention on the part of the Borrower to discharge the Borrower's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see Subsection 4-28(d)).

                           (vii)    Any litigation which, if determined
         adversely to the Borrower, would reasonably be expected to have a material adverse effect on the financial condition of the Borrower.

                  (b)      The Borrower shall:

                           (i) Provide the Lender, when so distributed, with copies of any materials distributed to the shareholders of the Borrower (qua such shareholders).

                           (ii) Add the Lender as an addressee on all mailing lists maintained by or for the Borrower.

                           (iii) At the request of the Lender, from time to time, provide the Lender with copies of all advertising (including copies of all print advertising and duplicate tapes of all video and radio advertising).

                           (iv) Provide the Lender, when received by the Borrower, with a copy of any management letter or similar communications from any accountant of the Borrower.

         4-31     BORROWING BASE CERTIFICATE. The Borrower shall provide the
Lender simultaneously with the submission of any request for a loan, advance, or any other financial accommodation with a Borrowing Base Certificate (in the form of EXHIBIT 4-31 annexed hereto,

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                                     ..49..

as such form may be revised from time to time by the Lender). Such Certificate may be sent to the Lender by facsimile transmission, provided that the original thereof is forwarded to the Lender on the date of such transmission.

         4-32     WEEKLY REPORTS. At all times that Availability is less than
$10,000,000.00, the Borrower shall weekly, on Tuesday of each week (as of the then immediately preceding Saturday), provide the Lender with a sales audit report and a flash collateral report (each in such form as may be specified from time to time by the Lender). Such report may be sent to the Lender by facsimile transmission, provided that the original thereof is forwarded to the Lender on the date of such transmission.

         4-33     MONTHLY REPORTS. Monthly, the Borrower shall provide the
Lender with those financial statements and reports described in EXHIBIT 4-33, annexed hereto.

         4-34     QUARTERLY REPORTS. Quarterly, within Forty Five (45) days
following the end of each of the Borrower's first three fiscal quarters, the Borrower shall provide the Lender with the following:

                  (a) An original counterpart of a management prepared financial statement of the Borrower for the period from the beginning of the Borrower's then current fiscal year through the end of the subject quarter, with comparative information for the same period of the previous fiscal year, which statement shall include, at a minimum, a balance sheet, income statement (on a "consolidated" basis), and cash flows and comparisons for the corresponding quarter of the then immediately previous year, as well as to the Business Plan.

                  (b)      The officer's compliance certificate described in
         Section 4-36

         4-35     ANNUAL REPORTS.

                  (a) Annually, within ninety (90) days following the end of the Borrower's fiscal year, the Borrower shall furnish the Lender with the following:

                           (i) An original signed counterpart of the Borrower's annual financial statement, which statement shall have been prepared by, and bear the unqualified opinion of, the Borrower's independent certified public accountants (i.e. said statement shall be "certified" by such accountants) and shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in shareholders' equity, and cash flows.

                           (ii) The officer's compliance certificate described in Section 4-36.

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                                     ..50..

                  (b) No later than the earlier of Fifteen (15) days prior to the end of each of the Borrower's fiscal years or the date on which such accountants commence their work on the preparation of the Borrower's annual financial statement, the Borrower shall give written notice to such accountants (with a copy of such notice, when sent, to the Lender) that:

                           (i) Such annual financial statement will be delivered by the Borrower to the Lender.

                           (ii) The Borrower has been advised that the Lender will rely thereon with respect to the administration of, and transactions under, the credit facility contemplated by this Agreement.

         4-36     OFFICERS' CERTIFICATES. The Borrower shall cause either the
Borrower's President or its Chief Financial Officer, in each instance, to provide such Person's Certificate with those monthly financial statements to be provided within thirty (30) days of the end of each month and with those to be provided quarterly and annual statements to be furnished pursuant to this Agreement, which Certificate shall:

                  (a) Indicate that the financial information contained therein fairly presents in all material respects the financial condition, results of operations, and cash flows (to the extent a cash flow statement is presented) as of, and for, the periods presented.

                  (b) Indicate either that (i) the Borrower is not InDefault, or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrower to be taken on account thereof.

         4-37     INVENTORIES, APPRAISALS, AND AUDITS.

                  (a) The Lender, at the expense of the Borrower in each instance after the occurrence and during the continuance of an Event of Default, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of the Borrower.

                  (b) The Borrower, at its own expense, shall cause not less than two (2) (one (1) for Fiscal 2003) physical inventories to be undertaken in each twelve (12) month period during which this Agreement is in effect (the spacing of the scheduling of which inventories shall be subject to the Lender's discretion) conducted by such inventory takers as are satisfactory to the Lender and following such methodology as may be satisfactory to the Lender. Notwithstanding the foregoing, the Borrower may notify the Lender that the Borrower only intends to conduct one (1) such physical inventory during a particular period, in which event, no second inventory shall be undertaken, unless

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                                     ..51..

the Lender reasonably determines, in the Lender's discretion, that a second inventory should be undertaken, in which event, it shall be undertaken by the Borrower.

                           (i)      The Borrower shall provide the Lender with a
copy of the preliminary results of each such inventory (as well as of any other physical inventory undertaken by the Borrower) within thirty (30) days following the completion of such inventory.

                           (ii) The Borrower, within thirty (30) days following the completion of such inventory, shall provide the Lender with a reconciliation of the results of each such inventory (as well as of any other physical inventory undertaken by the Borrower) and shall post such results to the Borrower's stock ledger and, as applicable to the Borrower's other financial books and records.

                           (iii) The Lender, in its discretion from and after the occurrence and during the continuance of any Event of Default, may cause such additional inventories to be taken as the Lender determines. So long as the Borrower is not InDefault, then the Borrower shall only be responsible for the first two (2) inventories in any twelve (12) month period.

                  (c) The Lender may obtain appraisals of the Collateral, from time to time conducted by such appraisers as are satisfactory to the Lender (with the first appraisal after the execution of this Agreement contemplated to be conducted in July, 2003). So long as the Borrower is not InDefault, then the Borrower shall only be responsible for the cost of the first Two (2) appraisals in any twelve (12) month period.

                  (d) The Lender contemplates conducting Two (2) commercial finance field examinations of the Borrower's books and records during any twelve
(12) month period during which this Agreement is in effect, but in its discretion, may undertake additional such audits during such period. So long as
(x) the Borrower is not InDefault, and (y) Availability has not ever been less than $10,000,000.00 for ten (10) or more consecutive days during the preceding six (6) month period, then the Borrower shall only be responsible for the first of the examinations, except with respect to the first twelve (12) month period that this Agreement is in effect, during which the Borrower shall be responsible for both examinations. (The Borrower and the Lender acknowledge that the first such examination for the opening twelve (12) month period that this Agreement is in effect has already been undertaken).

         4-38     ADDITIONAL FINANCIAL INFORMATION.

                  (a) In addition to all other information required to be provided pursuant to this Article 4, the Borrower promptly shall provide the Lender (and any guarantor of the Liabilities), with such other and additional information concerning the Borrower, the Collateral, the operation

...April 11, 2003..

                                     ..52..

of the Borrower's business, and the Borrower's financial condition, including original counterparts of financial reports and statements, as the Lender may from time to time request from the Borrower.

                  (b) The Borrower may provide the Lender, from time to time hereafter, with updated forecasts of the Borrower's anticipated performance and operating results.

                  (c)      In all events, the Borrower, no sooner than Ninety
(90) nor later than Sixty (60) days prior to the end of each of the Borrower's fiscal years, shall provide the Lender with an updated and extended forecast which shall go out at least through the end of the then next fiscal year and shall include an income statement, balance sheet, and statement of cash flow, by month, each prepared in conformity with GAAP and consistent with the Borrower's then current practices.

                  (d) The Borrower recognizes that all appraisals, inventories, analysis, financial information, and other materials which the Lender may obtain, develop, or receive with respect to the Borrower are confidential to the Lender and that, except as otherwise provided herein, the Borrower is not entitled to receipt of any of such appraisals, inventories, analysis, financial information, and other materials, nor copies or extracts thereof or therefrom. In this regard, upon execution by the Borrower and delivery to the Lender of an appropriate waiver, the Lender shall deliver to the Borrower a copy of the appraisals obtained by the Lender.

ARTICLE 5 - USE OF COLLATERAL:

         5-1      USE OF  INVENTORY COLLATERAL.

                  (a) Except with respect to the liquidation of the Borrower's "young men's apparel" and related accessories, footwear, and other items, as set forth in the Business Plan, the Borrower shall not engage in any of the following with respect to its Inventory:

                           (i) Any sale other than for fair consideration in the conduct of the Borrower's business in the ordinary course.

                           (ii)     Sales or other dispositions to creditors.

                           (iii) Sales or other dispositions in bulk in excess of twice per year, but in all events, in accordance with the Business Plan.

                           (iv) Sales of any Collateral in breach of any provision of this Agreement.

                  (b) No sale of Inventory shall be on consignment, approval, or under any other circumstances such that, with the exception of the Borrower's customary return policy applicable to the return of inventory purchased by the Borrower's retail customers in the ordinary course, such Inventory may be returned to the Borrower without the consent of the Lender.

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                                     ..53..

         5-2      INVENTORY QUALITY. All Inventory now owned or hereafter
acquired by the Borrower is and will be of good and merchantable quality and free from defects (other than defects within customary trade tolerances).

         5-3      ADJUSTMENTS AND ALLOWANCES. The Borrower may grant such
allowances or other adjustments to the Borrower's Account Debtors (exclusive of extending the time for payment of any Account or Account Receivable, which shall not be done without first obtaining the Lender's prior written consent in each instance) as the Borrower may reasonably deem to accord with sound business practice, provided, however, the authority granted the Borrower pursuant to this
Section 5-3 may be limited or terminated by the Lender at any time in the Lender's discretion.

         5-4      VALIDITY OF ACCOUNTS.

                  (a) The amount of each Account shown on the books, records, and invoices of the Borrower represented as owing by each Account Debtor is and will be the correct amount actually owing by such Account Debtor and shall have been fully earned by performance by the Borrower.

                  (b) Except as has it has occurred in the ordinary course of the Borrower's business, the Borrower has no knowledge of any impairment of the validity or collectibility of any of the Accounts. The Borrower shall notify the Lender of any such impairment immediately after the Borrower becomes aware of any such impairment.

         5-5      NOTIFICATION TO ACCOUNT DEBTORS. From and after the occurrence and during the continuance of an Event of Default, the Lender shall have the right to notify any of the Borrower's Account Debtors to make payment directly to the Lender and to collect all amounts due on account of the Collateral.

ARTICLE 6 - CASH MANAGEMENT. PAYMENT OF LIABILITIES:

         6-1      DEPOSITORY ACCOUNTS.

                  (a) Annexed hereto as EXHIBIT 6-1 is a listing of all present DDA's, which listing includes, with respect to each depository of the following: (i) the name and address of that depository; (ii) the account number(s) of the account(s) maintained with such depository; and (iii) a contact person at such depository.

                  (b) The Borrower shall deliver the following to the Lender, as a condition to the effectiveness of this Agreement:

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                                     ..54..

                           (i) Notification, executed on behalf of the Borrower, to each depository institution with which any DDA is maintained (other than any Exempt DDA), in form reasonably satisfactory to the Lender of the Lender's interest in such DDA.

                  (c) The Borrower will not establish any DDA hereafter (other than an Exempt DDA) unless, contemporaneous with such establishment, the Borrower delivers to the Lender a copy of the notification to the depository at which such DDA is established if the same would have been required pursuant to
Section 6-1(b)(i) if the subject DDA were open at the execution of this Agreement.

         6-2      CREDIT CARD RECEIPTS.

                  (a) Annexed hereto as EXHIBIT 6-2, is a Schedule which describes all arrangements to which the Borrower is a party with respect to the payment to the Borrower of the proceeds of credit card charges for sales by the Borrower.

                  (b) The Borrower shall deliver to the Lender, as a condition to the effectiveness of this Agreement, notification, executed on behalf of the Borrower, to each of the Borrower's credit card clearinghouses and processors of notice (in form satisfactory to the Lender), which notice provides that payment of all credit card charges submitted by the Borrower to that clearinghouse or other processor and any other amount payable to the Borrower by such clearinghouse or other processor shall be directed to the Concentration Account or as otherwise designated from time to time by the Lender. The Borrower shall not change such direction or designation except upon and with the prior written consent of the Lender.

         6-3      THE CONCENTRATION, RESTRICTED, AND OPERATING ACCOUNTS.

                  (a) The following checking accounts have been or will be established (and are so referred to herein):

                           (i) The "CONCENTRATION ACCOUNT" (so referred to herein): Established by the Lender with Wells Fargo Bank, N. A..

                           (ii) The "RESTRICTED ACCOUNT" (so referred to herein): Established by the Borrower with Wells Fargo Bank, N. A..

                           (iii) The "OPERATING ACCOUNT" (so referred to herein): Established by the Borrower with Wells Fargo Bank, N. A..

                  (b) The contents of each DDA (other than the Operating Account) and of the Restricted Account constitutes Collateral and Proceeds of Collateral. The contents of the Concentration Account constitutes the Lender's property.

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                                     ..55..

                  (c) The Borrower shall pay all fees and charges of, and maintain such impressed balances as may be required by the depository in which any account is opened as required hereby (even if such account is opened by and/or is the property of the Lender).

         6-4      PROCEEDS AND COLLECTIONS.

                  (a) All Receipts and all cash proceeds of any sale or other disposition of any of the Borrower's assets:

                           (i)      Constitute Collateral and proceeds of
         Collateral.

                           (ii) Shall be held in trust by the Borrower for the Lender.

                           (iii) Shall not be commingled with any of the Borrower's other funds.

                           (iv) Shall be deposited and/or transferred only to the Restricted Account or the Concentration Account.

                  (b) The Borrower shall cause the ACH or wire transfer to the Restricted or the Concentration Account, not less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account) of the following:

                           (i) The then contents of each DDA (other than any Exempt DDA), each such transfer to be net of any minimum balance, not to exceed $1,000.00, as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained.

                           (ii) The proceeds of all credit card charges not otherwise provided for pursuant hereto.

Telephone advice (confirmed by written notice) shall be provided to the Lender on each Business Day on which any such transfer is made.

                  (c) After the occurrence of a Cash Concentration Trigger Event, and whether or not any Liabilities are then outstanding, the Borrower shall cause the ACH or wire transfer to the Concentration Account, no less frequently than daily, of then entire ledger balance of the Restricted Account, net of such minimum balance, not to exceed $500.00, as may be required to be maintained in the Restricted Account by the depository at which the Restricted Account is maintained.

                  (d) Unless a Cash Concentration Trigger Event has occurred (in which event, the provisions of Section 6-4(e) shall control), the Lender shall cause the transfer of the then contents of the Restricted Account which consist of available funds to the Operating Account on each Business Day.

                  (e) Following the occurrence of any Cash Concentration Trigger Event, the Lender may, in its discretion cease to transfer the contents of the Concentration Account to the Operating Account. In the event that, notwithstanding the foregoing, the Borrower receives or otherwise has dominion and control of any Receipts, or any proceeds or collections of any

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                                     ..56..

Collateral, such Receipts, proceeds, and collections shall be held in trust by the Borrower for the Lender and shall not be commingled with any of the Borrower's other funds or deposited in any account of the Borrower other than as instructed by the Lender.

         6-5      PAYMENT OF LIABILITIES.

                  (a) On each Business Day, the Lender shall apply the then collected balance of the Concentration Account (net of fees charged, and of such impressed balances as may be required by the bank at which the Concentration Account is maintained) towards the unpaid balance of the Loan Account and all other Liabilities, provided, however, for purposes of the calculation of interest on the unpaid principal balance of the Loan Account, such payment shall be deemed to have been made Two (2) Business Days after such transfer.

                  (b) The following rules shall apply to deposits and payments under and pursuant to this Section 6-5:

                           (i) Funds shall be deemed to have been deposited to the Concentration Account on the Business Day on which deposited, provided that notice of such deposit is available to the Lender by 2:00PM on that Business Day.

                           (ii) Funds paid to the Lender, other than by deposit to the Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that notice of such payment is available to the Lender by 2:00PM on that Business Day.

                           (iii) If notice of a deposit to the Concentration Account (Section 6-5(b)(i)) or payment (Section 6-5(b)(ii)) is not available to the Lender until after 2:00PM on a Business Day, such deposit or payment shall be deemed to have been made at 9:00AM on the then next Business Day.

                           (iv) All deposits to the Concentration Account and other payments to the Lender are subject to clearance and collection.

                  (c) The Lender shall transfer to the Operating Account any surplus in the Concentration Account remaining after the application towards the Liabilities referred to in Section 6-5(a), above (less those amount which are to be netted out, as provided therein) provided, however, in the event that

                           (i)      the Borrower is InDefault; and

                           (ii)     one or more L/C's are then outstanding,

then the Lender may establish a funded reserve of up to 110% of the aggregate Stated Amounts of such L/C's. Such funded reserve shall either be (i) returned to the Borrower provided that the Borrower is not InDefault or (ii) applied towards the Liabilities following the occurrence of any

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                                     ..57..

Event of Default described in Section 9-11 or acceleration following the occurrence of any other Event of Default.

         6-6      THE OPERATING ACCOUNT. Except as otherwise specifically
provided in, or permitted by, this Agreement, all checks shall be drawn by the Borrower upon, and other disbursements shall be made by the Borrower solely from, the Operating Account.

ARTICLE 7 - GRANT OF SECURITY INTEREST:

         7-1      GRANT OF SECURITY INTEREST. To secure the Borrower's prompt, punctual, and faithful performance of all and each of the Liabilities, the Borrower hereby grants to the Lender a continuing security interest in and to, and assigns to the Lender the following, and each item thereof, whether now owned or now due, or in which the Borrower has an interest, or hereafter acquired, arising, or to become due, or in which the Borrower obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Lender may in the future be granted a security interest, is referred to herein as the "COLLATERAL"):

                  (a)      All Accounts and accounts receivable.

                  (b)      All Inventory.

                  (c)      All General Intangibles.

                  (d)      All Equipment.

                  (e)      All Goods.

                  (f)      All Farm Products.

                  (g)      All Fixtures.

                  (h)      All Chattel Paper.

                  (i)      All Letter-of-Credit Rights.

                  (j)      All Payment Intangibles.

                  (k)      All Supporting Obligations.

                  (l) All books, records, and information relating to the Collateral and/or to the operation of the Borrower's business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained.

                  (m)      All Leasehold Interests.

                  (n) All Investment Property, Instruments, Documents, Deposit Accounts, money, policies and certificates of insurance, deposits, impressed accounts, compensating balances, cash, or other property.

...April 11, 2003..

                                     ..58..

                  (o) All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing. (7-1(a) through 7-1(n)) or otherwise.

                  (p) All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing (7-1(a) through 7-1(o)), including the right of stoppage in transit.

         7-2      EXTENT AND DURATION OF SECURITY INTEREST.

                  (a) The security interest created and granted herein is in addition to, and supplemental of, any security interest previously granted by the Borrower to the Lender and shall continue in full force and effect applicable to all Liabilities until both

                           (i) all Liabilities have been paid and/or satisfied in full; and

                           (ii) the security interest created herein is specifically terminated in writing by a duly authorized officer of the Lender.

                  (b) It is intended that the Collateral Interests created herein extend to and cover all assets of the Borrower.

ARTICLE 8 - LENDER AS BORROWER'S ATTORNEY-IN-FACT:

         8-1      APPOINTMENT AS ATTORNEY-IN-FACT. The Borrower hereby
irrevocably constitutes and appoints the Lender (acting through any officer of the Lender) as the Borrower's true and lawful attorney, with full power of substitution, following the occurrence and during the continuance of an Event of Default, to convert the Collateral into cash at the sole risk, cost, and expense of the Borrower, but for the sole benefit of the Lender. The rights and powers granted the Lender by this appointment include but are not limited to the right and power to:

                  (a) Prosecute, defend, compromise, or release any action relating to the Collateral.

                  (b) Sign change of address forms to change the address to which the Borrower's mail is to be sent to such address as the Lender shall designate; receive and open the Borrower's mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Borrower or to any trustee in bankruptcy or receiver of the Borrower, or other legal representative of the Borrower whom the Lender determines to be the appropriate person to whom to so turn over such mail.

                  (c) Endorse the name of the Borrower in favor of the Lender upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the Borrower on, and receive as secured party, any of the Collateral, any invoices,

...April 11, 2003..

                                     ..59..

         schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

                  (d) Sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Receivables Collateral; sign the Borrower's name on any Proof of Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.

                  (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which the Borrower is a beneficiary.

                  (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of the Borrower.

                  (g) Use, license or transfer any or all General Intangibles of the Borrower.

         8-2      NO OBLIGATION TO ACT. The Lender shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 8-1 herein, but if the Lender elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to the Borrower for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Lender has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith.

ARTICLE 9 - EVENTS OF DEFAULT:

         The occurrence of any event described in this Article 9 respectively shall constitute an "EVENT OF DEFAULT" herein. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Lender and the Borrower and instruments and papers heretofore, now, or hereafter given the Lender by the Borrower. Further, upon the occurrence of any event described in this Article 9 which does not constitute an Event of Default due to, for example, the existence of sufficient Availability (see e.g., Section 9-6, below), the Borrower shall nonetheless provide the Lender with immediate written notice of the occurrence of such event.

         9-1      FAILURE TO PAY THE REVOLVING CREDIT. The failure by the
Borrower to pay when due any principal of, interest on, or fees in respect of, the Revolving Credit.

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                                     ..60..

         9-2      FAILURE TO MAKE OTHER PAYMENTS. The failure by the Borrower to pay when due (or upon demand, if payable on demand) any payment Liability other than any payment liability on account of the principal of, or interest on, or fees in respect of, the Revolving Credit.

         9-3      FAILURE TO PERFORM COVENANT OR LIABILITY(NO GRACE PERIOD). The
material failure by the Borrower to promptly, punctually, faithfully and timely perform, discharge, or comply with any material covenant or Liability included in any of the following provisions hereof (unless (to the extent applicable) any such failure to pay is due to the existence of a good faith dispute which is being contested and diligently pursued by the Borrower):

 Section                                   Relates to:
 -------                                   -----------
4-7                       Indebtedness
4-14                      Pay taxes (except as provided therein)
4-19                      Dividends. Investments. Other Corporate Actions
4-23                      Affiliate Transactions
Article 4                 Reporting Requirements
Article 6                 Cash Management

         9-4      FAILURE TO PERFORM COVENANT OR LIABILITY (GRACE PERIOD). The
failure by the Borrower, within fifteen Business Days following the earlier of the Borrower's knowledge of a breach of any covenant or Liability or of its receipt of written notice from the Lender of the breach of any of any of such covenants or Liabilities.

         9-5      MISREPRESENTATION. The determination by the Lender that any representation or warranty at any time made by the Borrower to the Lender was not true or complete in all material respects when given.

         9-6      ACCELERATION OF OTHER DEBT. BREACH OF LEASE. The occurrence of any event such that any Indebtedness of the Borrower to any creditor other than the Lender, (i) in the amount of $2,500,000.00 or more when Availability has not ever been less than $10,000,000.00 for more than one (1) day during the preceding thirty (30) consecutive days, or (ii) in the amount of $750,000.00 or more when (x) Availability has been less than $10,000,000.00 for more than one
(1) day during the preceding thirty (30) consecutive days, or (y) if Availability has ever been less than $5,000,000.00, could be accelerated or, without the consent of the Borrower and except as permitted in Section 4-30(a)(iii), any Lease could be terminated (whether or not the subject creditor or lessor

...April 11, 2003..

                                     ..61..

takes any action on account of such occurrence), unless such event is due to the existence of a good faith dispute which is being contested and diligently pursued by the Borrower.

         9-7      DEFAULT UNDER OTHER AGREEMENTS. The occurrence of any breach of any covenant or Liability imposed by, or of any default under, any agreement (including any Loan Document) between the Lender and the Borrower or instrument given by the Borrower to the Lender and the expiry, without cure, of any applicable grace period (notwithstanding that the Lender may not have exercised all or any of its rights on account of such breach or default).

         9-8      UNINSURED CASUALTY LOSS. The occurrence of any uninsured loss, theft, damage, or destruction of or to any material portion of the Collateral with a value (i) in excess of $2,500,000.00 when Availability has not ever been less than $10,000,000.00 for more than one (1) day during the preceding thirty
(30) consecutive days, or (ii) in the amount of $750,000.00 or more when (x) Availability has been less than $10,000,000.00 for more than one (1) day during the preceding thirty (30) consecutive days, or (y) if Availability has ever been less than $5,000,000.00.

         9-9      ATTACHMENT. JUDGMENT. RESTRAINT OF BUSINESS. Unless
Availability has at all times been greater than $10,000,000.00 for at least twenty-nine (29) out of the preceding thirty (30) consecutive days:

                  (a) The service of process upon the Lender or any Participant seeking to attach, by trustee, mesne, or other process, any funds of the Borrower on deposit with, or assets of the Borrower in the possession of, the Lender or such Participant in excess of $1,000,000.00.

                  (b) The entry of any judgment against the Borrower, which judgment is not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within fifteen (15) Business Days of its entry.

                  (c) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by the Borrower of its business in the ordinary course, unless the same has been appealed by the Borrower and is being diligently pursued.

         9-10     BUSINESS FAILURE. Any act by, against, or relating to the
Borrower, or its property or assets, which act constitutes the determination, by the Borrower, to initiate a program of partial or total self-liquidation; application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any part of the Borrower's property; the granting of any trust mortgage or execution of an assignment for the benefit of the

...April 11, 2003..

                                     ..62..

creditors of the Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for the Borrower; the offering by or entering into by the Borrower of any composition, extension, or any other arrangement seeking relief from or extension of the debts of the Borrower; or the initiation of any judicial or non-judicial proceeding or agreement by, against, or including the Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors; and/or the initiation by or on behalf of the Borrower of the liquidation or winding up of all or any part of the Borrower's business or operations.

         9-11     BANKRUPTCY. The failure by the Borrower to generally pay the debts of the Borrower as they mature; adjudication of bankruptcy or insolvency relative to the Borrower; the entry of an order for relief or similar order with respect to the Borrower in any proceeding pursuant to the Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by the Borrower initiating any matter in which the Borrower is or may be granted any relief from the debts of the Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the filing of any complaint, application, or petition against the Borrower initiating any matter in which the Borrower is or may be granted any relief from the debts of the Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure, which complaint, application, or petition is not timely contested in good faith by the Borrower by appropriate proceedings or, if so contested, is not dismissed within thirty (30) days of when filed.

         9-12     INDICTMENT - FORFEITURE. The indictment of, or institution of any legal process or proceeding against, the Borrower, under any Applicable Law where the relief, penalties, or remedies sought or available include the forfeiture of any material property or material amount of cash of the Borrower and/or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by the Borrower of its business in the ordinary course, unless such process or proceeding is timely contested in good faith by the Borrower by appropriate proceedings, and, if so contested, is not dismissed within sixty (60) days of when commenced.

         9-13     CHALLENGE TO LOAN DOCUMENTS.

                  (a) Any challenge by or on behalf of the Borrower to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

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                                     ..63..

                  (b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

         9-14     CHANGE IN CONTROL.   Any Change in Control.

ARTICLE 10 - RIGHTS AND REMEDIES UPON DEFAULT:

         10-1 ACCELERATION. Upon the occurrence of any Event of Default as described in Section 9-11, all Indebtedness of the Borrower to the Lender shall be immediately due and payable. Upon the occurrence of any Event of Default other than as described in Section 9-11, the Lender may declare all Indebtedness of the Borrower to the Lender to be immediately due and payable and may exercise all of the Lender's Rights and Remedies as the Lender from time to time thereafter determines as appropriate.

          10-2    RIGHTS OF ENFORCEMENT.   The Lender shall have all of the
rights and remedies of a secured party upon default under the UCC, in addition to which the Lender shall have all and each of the following rights and remedies:

                  (a) To give notice to any bank at which any DDA or Blocked Account is maintained and in which Proceeds of Collateral are deposited, to turn over such Proceeds directly to the Lender.

                  (b) To give notice to any of the Borrower's customs brokers to follow the instructions of the Lender as provided in any written agreement or undertaking of such broker in favor of the Lender.

                  (c) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.

                  (d) To take possession of all or any portion of the Collateral.

                  (e) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Lender deems advisable and with or without the taking of possession of any of the Collateral.

                  (f) To conduct one or more going out of business sales which include the sale or other disposition of the Collateral.

                  (g) To apply the Receivables Collateral or the Proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

                  (h) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

...April 11, 2003..

                                     ..64..

         10-3     SALE OF COLLATERAL.

                  (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Lender deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Lender's disposition of the Collateral.

                  (b) The Lender, in the exercise of the Lender's rights and remedies upon default, may conduct one or more going out of business sales, in the Lender's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by the Borrower. The Lender and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Lender or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Lender or such agent or contractor and neither the Borrower nor any Person claiming under or in right of the Borrower shall have any interest therein.

                  (c) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Lender shall provide the Borrower such notice as may be practicable under the circumstances), the Lender shall give the Borrower at least ten (10) days prior notice, by authenticated record, of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. The Borrower agrees that such written notice shall satisfy all requirements for notice to the Borrower which are imposed under the UCC or other applicable law with respect to the exercise of the Lender's rights and remedies upon default.

                  (d) The Lender may purchase the Collateral, or any portion of it at any sale held under this Article.

                  (e) If any of the Collateral is sold, leased, or otherwise disposed of by the Lender on credit, the Liabilities shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Lender.

                  (f) The Lender shall apply the proceeds of the Lender's exercise of its rights and remedies upon default pursuant to this Article 10 in such manner, and with such frequency, as the Lender determines.

         10-4     OCCUPATION OF BUSINESS LOCATION.   In connection with the
Lender's exercise of the Lender's rights under this Article 10, the Lender may enter upon, occupy, and use any premises owned or occupied by the Borrower, and may exclude the Borrower from such premises

...April 11, 2003..

                                     ..65..

or portion thereof as may have been so entered upon, occupied, or used by the Lender. The Lender shall not be required to remove any of the Collateral from any such premises upon the Lender's taking possession thereof, and may render any Collateral unusable to the Borrower. In no event shall the Lender be liable to the Borrower for use or occupancy by the Lender of any premises pursuant to this Article 10, nor for any charge (such as wages for the Borrower's employees and utilities) incurred in connection with the Lender's exercise of the Lender's Rights and Remedies.

         10-5     GRANT OF NONEXCLUSIVE LICENSE.   The Borrower hereby grants to
the Lender a royalty free nonexclusive irrevocable license to use, apply, and affix any trademark, trade name, logo, or the like in which the Borrower now or hereafter has rights, such license being with respect to the Lender's exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

         10-6     ASSEMBLY OF COLLATERAL.   The Lender may require the Borrower
to assemble the Collateral and make it available to the Lender at the Borrower's sole risk and expense at a place or places which are reasonably convenient to both the Lender and the Borrower.

         10-7     RIGHTS AND REMEDIES.   The rights, remedies, powers,
privileges, and discretions of the Lender hereunder (herein, the" LENDER'S RIGHTS AND REMEDIES") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Lender in exercising or enforcing any of the Lender's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Lender of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Lender's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Lender and any person, at any time, shall preclude the other or further exercise of the Lender's Rights and Remedies. No waiver by the Lender of any of the Lender's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Lender's Rights and Remedies may be exercised at such time or times and in such order of preference as the Lender may determine. The Lender's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

ARTICLE 11 - NOTICES:

         11-1     NOTICE ADDRESSES. All notices, demands, and other
communications made in respect of any Loan Document (other than a request for a loan or advance or other financial

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                                     ..66..

accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

If to the Lender:        Wells Fargo Retail
                         One Boston Place - 18th Floor
                         Boston, Massachusetts 02108
                         Attention     : Lynn S. Whitmore
                                       : Assistant Vice president
                         Fax           : 617 722-9485
                         E-mail        : lynnw@wfretail.com

With a copy to:          Riemer & Braunstein LLP
                         Three Center Plaza
                         Boston, Massachusetts 02108
                         Attention     : Donald E. Rothman, Esquire
                         Fax           : 617 880-3456
                         E-mail        : drothman@riemerlaw.com

If to the Borrower:      Gadzooks, Inc.
                         4121 International Parkway
                         Carrollton, Texas 75007
                         Attention     : James A. Motley
                                       : Vice President, Chief Financial Officer
                         Fax           : 972 662-4295

With a copy to:          Akin, Gump, Strauss, Hauer & Feld, LLP
                         1700 Pacific Avenue, Ste 4100
                         Dallas, TX 75201-4618
                         Attention     : Eliot Raffkind, Esquire
                         Fax:          : 214 969-4343

         11-2     NOTICE GIVEN:

                  (a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

                           (i) By mail: the sooner of when actually received or Three (3) Business Days following deposit in the United States mail, postage prepaid.

                           (ii) By recognized overnight express delivery: the Business Day following the day when sent.

                           (iii) By Hand: If delivered on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the then next Business Day.

                           (iv) By Facsimile transmission (which must include a header on which the party sending such transmission is indicated): If sent on a Business Day after 9:00 AM and

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                                     ..67..

         no later than Three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent. Otherwise, at the opening of the then next Business Day.

                  (b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice sent.

ARTICLE 12 - TERM:

         12-1     TERMINATION OF REVOLVING CREDIT.   The Revolving Credit shall
remain in effect (subject to suspension as provided in Section 2(f) hereof) until the Termination Date.

         12-2     ACTIONS ON TERMINATION.

                  (a) On the Termination Date, the Borrower shall pay the Lender (whether or not then due), in immediately available funds, all then Liabilities including, without limitation: the following:

                           (i) The entire balance of the Loan Account (including the unpaid principal balance of the Revolving Credit Loans).

                           (ii) Any then remaining installments of the Revolving Credit Commitment Fee.

                           (iii) Any then remaining installments of the Facility Fee.

                           (iv)     Any payments due on account of the
         indemnification obligations included in Section 2-9(e).

                           (v)      Any accrued and unpaid Unused Line Fee.

                           (vi) Any applicable Revolving Credit Early Termination Fee.

                           (vii) All unreimbursed costs and expenses of the Lender; for which the Borrower is responsible.

                           (viii)   All other Liabilities.

                  (b) On the Termination Date, the Borrower shall also shall make such arrangements concerning any L/C's and Bank Products and Bank Product Obligations then outstanding as are reasonably satisfactory to the Lender.

                  (c) Until such payment (Section 12-2(a)) and arrangements concerning L/C's (Section 12-2(b)), all provisions of this Agreement, other than those included in Article 2 which place any obligation on the Lender to make any loans or advances or to provide any financial accommodations to the Borrower shall remain in full force and effect until all Liabilities shall have been paid in full.

...April 11, 2003..

                                     ..68..

                  (d) The release by the Lender of the Collateral Interests granted the Lender by the Borrower hereunder may be upon such conditions and indemnifications as the Lender, in its discretion, reasonably may require, including the providing of cash collateral for outstanding L/C's, indemnification for items which may be charged back or returned or to afford appropriate time for all open items to clear and be finally paid, and to address other similar claims which could be asserted or charged against the Lender.

ARTICLE 13 - GENERAL:

         13-1     PROTECTION OF COLLATERAL.   The Lender has no duty as to the
collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Lender.

         13-2     PUBLICITY.   The Lender may issue a "tombstone" notice of the
establishment of the credit facility contemplated by this Agreement and may make reference to the Borrower (and may utilize any logo or other distinctive symbol associated with the Borrower) in connection with any advertising, promotion, or marketing (including reference in any "case study" of the creditor facility contemplated hereby) undertaken by the Lender.

         13-3     SUCCESSORS AND ASSIGNS.   This Agreement shall be binding upon
the Borrower and the Borrower's representatives, successors, and assigns and shall enure to the benefit of the Lender and its successors and assigns, provided, however, no trustee or other fiduciary appointed with respect to the Borrower shall have any rights hereunder. In addition to any other assignment, which shall be to a commercial bank or other recognized commercial lending or similar financial institution with a combined capital and surplus of not less than $100,000,000.00, the Borrower acknowledges that the Lender may assign this Agreement and the Lender's rights hereunder to any Affiliate of the Lender at any time. In the event that the Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the Lender hereunder and the Lender shall thereupon be discharged and relieved from its duties and obligations hereunder.

         13-4     SEVERABILITY.   Any determination that any provision of this
Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

...April 11, 2003..

                                     ..69..

         13-5     AMENDMENTS. COURSE OF DEALING.

                  (a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between the Borrower and the Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by the Lender to give notice to the Borrower of the Borrower's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document. No change made by the Lender to the manner by which Borrowing Base is determined shall obligate the Lender to continue to determine Borrowing Base in that manner.

                  (b) The Borrower may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Lender. No consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Lender then by a duly authorized officer thereof).

         13-6     POWER OF ATTORNEY.   In connection with all powers of attorney
included in this Agreement, the Borrower hereby grants unto the Lender (acting through any of its officers) full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as the Borrower might, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by the Borrower and each shall survive the same. All powers conferred upon the Lender by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Lender.

         13-7     APPLICATION OF PROCEEDS.   The proceeds of any collection,
sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in such order and manner as the Lender determines in its sole discretion, consistent, however, with all applicable provisions of this Agreement. The Borrower shall remain liable for any deficiency remaining following such application.

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         13-8     INCREASED COSTS. If, as a result of any Requirement of Law, or of the interpretation or application thereof by any court or by any governmental or other authority or entity charged with the administration thereof, whether or not having the force of law, which:

                  (a) subjects the Lender to any taxes or changes the basis of taxation, or increases any existing taxes, on payments of principal, interest or other amounts payable by the Borrower to the Lender under this Agreement (except for taxes on the Lender based on net income or capital imposed by the jurisdiction in which the principal or lending offices of the Lender are located);

                  (b) imposes, modifies or deems applicable any reserve, cash margin, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by the relevant funding office of the Lender;

                  (c) imposes on the Lender any other condition with respect to any Loan Document; or

                  (d) imposes on the Lender a requirement to maintain or allocate capital in relation to the Liabilities;

and the result of any of the foregoing, in the Lender's reasonable opinion, is to increase the actual cost to the Lender of making or maintaining any loan, advance or financial accommodation or to reduce the income receivable by the Lender in respect of any loan, advance or financial accommodation by an amount which the Lender deems to be material, then upon written notice from the Lender, from time to time, to the Borrower (such notice to set out in reasonable detail the facts giving rise to and a summary calculation of such increased cost or reduced income), the Borrower shall forthwith pay to the Lender, upon receipt of such notice, that amount which shall compensate the Lender for such additional cost or reduction in income; provided that the Lender shall use commercially reasonable efforts to minimize any such costs.

         13-9     COSTS AND EXPENSES OF THE LENDER.

                  (a) The Borrower shall pay from time to time on demand all Costs of Collection and all reasonable costs, expenses, and disbursements (including attorneys' reasonable fees and expenses) which are incurred by the Lender in connection with the preparation, negotiation, execution, and delivery of this Agreement and of any other Loan Documents, and all other reasonable costs, expenses, and disbursements which may be incurred in connection with or in respect to the credit facility contemplated hereby or which otherwise are incurred with respect to the Liabilities.

                  (b) The Borrower authorizes the Lender to pay all such fees and expenses and in the Lender's discretion, to add such fees and expenses to the Loan Account.

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

                  (c)      The undertaking on the part of the Borrower in this
Section 13-9 shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Lender in favor of the Borrower, other than a termination, release, or discharge which makes specific reference to this
Section 13-9.

         13-10    COPIES AND FACSIMILES.   Each Loan Document and all documents
and papers which relates thereto which have been or may be hereinafter furnished the Lender may be reproduced by the Lender by any photographic, microfilm, xerographic, digital imaging, or other process, and the Lender may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

         13-11    MASSACHUSETTS LAW.   This Agreement and all rights and
obligations hereunder, including matters of construction, validity, and performance, shall be governed by the law of The Commonwealth of Massachusetts.

         13-12    CONSENT TO JURISDICTION.

                  (a) The Borrower agrees that any legal action, proceeding, case, or controversy against the Borrower with respect to any Loan Document may be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Lender may elect in the Lender's sole discretion. By execution and delivery of this Agreement, the Borrower, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

                  (b) The Borrower WAIVES personal service of any and all process upon it, and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Borrower at the Borrower's address for notices as specified herein, such service to become effective five (5) Business Days after such mailing.

                  (c) The Borrower WAIVES any objection based on forum non conveniens and any objection to venue of any action or proceeding instituted under any of the Loan Documents and

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

consents to the granting of such legal or equitable remedy as is deemed appropriate by the Court.

                  (d) Nothing herein shall affect the right of the Lender to bring legal actions or proceedings in any other competent jurisdiction.

                  (e) The Borrower agrees that any action commenced by the Borrower asserting any claim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action.

         13-13    INDEMNIFICATION. The Borrower shall indemnify, defend, and hold the Lender and any Participant and any of their respective employees, officers, or agents (each, an "INDEMNIFIED PERSON") harmless of and from any claim brought or threatened against any Indemnified Person by the Borrower, any guarantor or endorser of the Liabilities, or any other Person (as well as from attorneys' reasonable fees, expenses, and disbursements in connection therewith) on account of the relationship of the Borrower or of any other guarantor or endorser of the Liabilities, including all costs, expenses, liabilities, and damages as may be suffered by any Indemnified Person in connection with (x) the Collateral; (y) the occurrence of any Event of Default; or (z) the exercise of any rights or remedies under any of the Loan Documents (each of claims which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Lender's selection, but at the expense of the Borrower) other than any claim as to which a final determination is made in a judicial proceeding (in which the Lender and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith. This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Lender in favor of the Borrower, other than a termination, release, or discharge duly executed on behalf of the Lender which makes specific reference to this Section 13-13.

         13-14    RULES OF CONSTRUCTION. The following rules of construction shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:

                  (a) Unless otherwise specifically provided for herein (and then only to the extent so provided), interest and any fee or charge which is stated as a per annum percentage shall be calculated based on a 360 day year and actual days elapsed.

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

                  (b) Words in the singular include the plural and words in the plural include the singular.

                  (c) Unless otherwise specifically provided for herein or in a specific Loan Document (and then only to the extent so provided), as between the parties hereto or to any Loan Document, the definitions of the following terms, as included in the UCC, are deemed to be as follows for purposes of the performance of obligations arising under or in respect of any Loan Document:

                           (i)      "Authenticate" means "signed".

                           (ii) "Record" means written information in a tangible form.

                  (d) Cross references to Sections in this Agreement begin with the Article in which that Section appears, followed by a colon, and then the Section to which reference is made. (For example, a reference to "Section 5:5-6" is to Section 5-6, which appears in
         Article 5 of this Agreement).

                  (e) Titles, headings (indicated by being underlined or shown in SMALL CAPITALS) and any Table of Contents are solely for convenience of reference; do not constitute a part of the instrument in which included; and do not affect such instrument's meaning, construction, or effect.

                  (f) The words "includes" and "including" are not limiting.

                  (g) Text which follows the words "including, without limitation" (or similar words) is illustrative and not limitational.

                  (h) Text which is shown in italics (except for parenthesized italicized text), shown in BOLD, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.

                  (i) The words "may not" are prohibitive and not permissive.

                  (j) Any reference to a Person's "knowledge" (or words of similar import) are to such Person's knowledge assuming that such Person has undertaken reasonable and diligent investigation with respect to the subject of such "knowledge" (whether or not such investigation has actually been undertaken).

                  (k) Terms which are defined in one section of any Loan Document are used with such definition throughout the instrument in which so defined.

                  (l) The term "Dollars" and the symbol "$" each refers to United States Dollars.

                  (m) Unless limited by reference to a particular Section or provision, any reference to "herein", "hereof", or "within" is to the entire Loan Document in which such reference is made.

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

                  (n) References to "this Agreement" or to any other Loan Document is to the subject instrument as amended to the date on which application of such reference is being made.

                  (o) Except as otherwise specifically provided, all references to time are to Boston time.

                  (p) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder:

                                    (i)      Unless otherwise provided (I) the
                  day of the act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and (II) the period so computed shall end at 5:00 PM on the relevant Business Day.

                                    (ii)     The word "from" means "from and
                  including".

                                    (iii)    The words "to" and "until" each
                  mean "to, but excluding".

                                    (iv)     The word "through" means "to and
                  including".

                  (q) The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in
         Section 13-15 hereof, provided, however, in the event of any inconsistency between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall govern and control.

         13-15    INTENT. It is intended that:

                  (a)      This Agreement take effect as a sealed instrument.

                  (b) The scope of all Collateral Interests created by the Borrower to secure the Liabilities be broadly construed in favor of the Lender and that they cover all assets of the Borrower.

                  (c) All Collateral Interests created in favor of the Lender at any time and from time to time secure all Liabilities, whether now existing or contemplated or hereafter arising.

                  (d) All reasonable costs, expenses, and disbursements incurred by the Lender in connection with the Lender's relationship(s) with the Borrower shall be borne by the Borrower.

                  (e) Unless otherwise explicitly provided herein, the Lender's consent to any action of the Borrower which is prohibited unless such consent is given may be given or refused by the Lender in its sole discretion and without reference to Section 2(q) hereof.

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

         13-16    PARTICIPATIONS:   The Lender may sell participations in the
Lender's interests herein to one or more financial institutions (each, a "PARTICIPANT").

         13-17    RIGHT OF SET-OFF.   Any and all deposits or other sums at any
time credited by or due to the Borrower from the Lender or any Participant or from any Affiliate of any of the foregoing, and any cash, securities, instruments or other property of the Borrower in the possession of any of the foregoing, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) shall at all times constitute security for all Liabilities and for any and all obligations of the Borrower to the Lender or any Participant or such Affiliate and may be applied or set off against the Liabilities and against such obligations at any time, whether or not such are then due and whether or not other collateral is then available to the Lender.

         13-18    PLEDGES TO FEDERAL RESERVE BANKS:   Nothing included in this
Agreement shall prevent or limit the Lender, to the extent that the Lender is subject to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act (12 U.S.C. Section 341) from pledging all or any portion of that Lender's interest and rights under this Agreement, provided, however, neither such pledge nor the enforcement thereof shall release the Lender from any of its obligations hereunder or under any of the Loan Documents.

         13-19    MAXIMUM INTEREST RATE.  Notwithstanding any other provision of any Loan Document, interest on the indebtedness evidenced by any Loan Document is expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of any Loan Document or otherwise, shall the interest contracted for, charged or received by the Lender exceed the maximum amount permissible under Applicable Law. If from any circumstances whatsoever fulfillment of any provisions of any Loan Document or of any other document evidencing, securing or pertaining the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligations to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Lender shall ever receive anything of value as interest or deemed interest by Applicable Law under any Loan Document evidencing, securing or pertaining to the Indebtedness or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under the Loan Documents or on account of any indebtedness of the Borrower to the Lender, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of the Indebtedness, such excess shall be refunded to the Borrower. In determining whether or not the interest paid or payable with

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

respect to the Indebtedness, under any specific contingency, exceeds the highest lawful rate, the Borrower and the Lender shall, to the maximum extent permitted by Applicable Law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness does not exceed the maximum amount permitted by Applicable Law, and/or (d) allocate interest between portions of such Indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by Applicable Law. The terms and provisions of this paragraph shall control and supercede every other conflicting provision of any Loan Document and all other agreements between the Borrower and the Lender.

         13-20    WAIVERS.

                  (a) The Borrower (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Section 13-20(b), below, knowingly, voluntarily, and intentionally, and understands that the Lender, in establishing the facilities contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrower as provided herein, whether not or in the future, is relying on such waivers.

                  (b) THE BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:

                           (i) Except as otherwise specifically required hereby, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

                           (ii) Except as otherwise specifically required hereby, the right to notice and/or hearing prior to the Lender's exercising of the Lender's rights upon default.

                           (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE LENDER OR IN WHICH THE LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONG OR BETWEEN THE BORROWER OR ANY OTHER PERSON AND THE LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

                           (iv) The benefits or availability of any stay, limitation, hindrance, delay, or restriction (including, without limitation, any automatic stay which otherwise might be

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

         imposed pursuant to Section 362 of the Bankruptcy Code) with respect to any action which the Lender may or may become entitled to take hereunder.

                           (v)      Any defense, counterclaim, set-off,
         recoupment, or other basis on which the amount of any Liability, as stated on the books and records of the Lender, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

                           (vi) Any claim to consequential, special, or punitive damages.

                           (vii) Any notice of the Lender's intent to accelerate the Liabilities.

                           (viii) Any notice of the acceleration of the Liabilities by the Lender.

                                      [SIGNATURES FOLLOW]

                                                                  GADZOOKS, INC.
                                                                    ("BORROWER")

                                             By_________________________________

                                     Print Name:________________________________

                                          Title:________________________________

                                                 WELLS FARGO RETAIL FINANCE, LLC
                                                                      ("LENDER")

                                             By_________________________________

                                     Print Name:________________________________

                                          Title:________________________________

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                                     ..78..